Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-133943 and 333-133943-02

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
7.686% Capital Securities	$650,000,000	$69,550(1)

(1)	The filing fee of $69,550.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, $158,231.60 of filing fees that were already paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-126495) filed by Capital One Financial Corporation and Capital One Capital II on October 18, 2005 have been carried forward and have not previously been applied to sales of securities under this registration statement. The filing fee of $69,550.00 due for this offering is offset against the registration fee previously paid and $88,681.60 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 9, 2006)

Capital One Capital III

$650,000,000

7.686% Capital Securities

(Liquidation amount $1,000 per capital security)

Fully and unconditionally guaranteed, to the extent described below, by

Capital One Financial Corporation

Capital One Capital III, a Delaware statutory trust, will issue the capital securities. Each capital security represents an undivided beneficial interest in the assets of the trust. The only assets of the trust will be 7.686% junior subordinated debt securities issued by Capital One Financial Corporation. The trust will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the junior subordinated debt securities.

The junior subordinated debt securities will bear interest from the date they are issued until August 15, 2036, the “scheduled maturity date,” at the annual rate of 7.686% of their principal amount, payable semi-annually in arrears on each February 15 and August 15, beginning February 15, 2007. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for 5 years or made a payment of current interest, and we may defer interest for up to 10 years without giving rise to an event of default and acceleration. Deferred interest may be cancelled in certain limited circumstances, and in the event of bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the junior subordinated debt securities will become due on the scheduled maturity date only to the extent that we have received proceeds from the sale of certain qualifying capital securities during a six-month period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the junior subordinated debt securities in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate payable monthly in arrears and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the junior subordinated debt securities in full. On August 1, 2066, we must pay any remaining principal and interest on the junior subordinated debt securities in full whether or not we have sold qualifying capital securities.

At the option of Capital One Financial Corporation, the capital securities may be redeemed at any time in whole or in part at the redemption price set forth herein.

The junior subordinated debt securities will be subordinated to all existing and future senior, subordinated and junior subordinated debt of Capital One Financial Corporation, except for our 7.50% junior subordinated debt securities due June 15, 2066 issued in connection with the June 2006 offering of 7.50% trust preferred securities of Capital One Capital II and for any future debt that by its terms is not superior in right of payment, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. Capital One Financial Corporation will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

See “ Risk Factors” beginning on page S-7 for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Commissions		Proceeds to Trust
Per capital security	$999.94	(1)	$12.50	(2)	$999.94
Total	$649,961,000	(1)	$8,125,000	(2)	$649,961,000

(1)	Your purchase price also will include any distributions accrued on the capital securities since August 1, 2006, if any.
(2)	Capital One Financial Corporation will pay the underwriting commissions.

We expect to deliver the capital securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants on or about August 1, 2006.

Joint Bookrunners

JPMorgan	Citigroup	Lehman Brothers

Sole Structuring Advisor

Banc of America Securities LLC

Barclays Capital

Deutsche Bank Securities

Wachovia Securities

The date of this prospectus supplement is July 26, 2006

Prospectus Supplement

You should rely only on information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, the trust nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

In this prospectus supplement, except where the context indicates otherwise, “we,” “us,” and “our,” refer to Capital One Financial Corporation and “trust” refers to Capital One Capital III.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantees and junior subordinated debt securities, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should pay special attention to the discussion under “Risk Factors” to determine whether an investment in the capital securities is appropriate for you. You should also read the documents we have referred you to in “Where You Can Find More Information” on page S-48.

About this Prospectus Supplement

This prospectus supplement summarizes the terms of the securities being offered and supplements the general descriptions set forth in the accompanying prospectus. This prospectus supplement may also update or supersede information in the accompanying prospectus. In the case of inconsistencies, this prospectus supplement will apply. Terms used but not defined in this prospectus supplement have the meanings indicated in the accompanying prospectus.

The Trust and Capital One Financial Corporation.

Capital One Financial Corporation is a financial holding company incorporated in Delaware on July 21, 1994. Our subsidiaries market a variety of consumer financial products and services, including credit card, consumer lending, deposit and motor vehicle financing products.

Capital One Capital III, which we refer to as the “trust”, is a Delaware statutory trust. It was created for the purpose of issuing the 7.686% Capital Securities, which we refer to as the “capital securities”, and engaging in the other transactions described in this prospectus supplement and the accompanying prospectus. All of the common securities of the trust are owned by us. The trustees referred to on page 50 of the accompanying prospectus will conduct the business affairs of the trust. Its principal offices are located at 1680 Capital One Drive, McLean, Virginia 22102, and its telephone number is (703) 720-1000.

The Capital Securities

Each capital security represents an undivided beneficial ownership interest in the assets of the trust.

The trust will sell the capital securities to the public and its common securities to us. The trust will use the proceeds from those sales to purchase $651,000,000 aggregate principal amount of 7.686% Junior Subordinated Deferrable Interest Debt Securities, which are a series of the junior subordinated debt securities referred to in the accompanying prospectus. We will pay interest on the junior subordinated debt securities at the same rate and on the same dates as the trust makes payments on the capital securities. The trust will use the payments it receives on the junior subordinated debt securities to make the corresponding payments on the capital securities.

Distributions.

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated debt securities equal to the liquidation amount of such capital security. Distributions will accumulate from August 1, 2006. The trust will make distribution payments on the capital securities semi-annually in arrears on each February 15 and August 15, beginning February 15, 2007, unless those payments are deferred as described below.

Deferral of Distributions.

We have the right, on one or more occasions, to defer the payment of interest on the junior subordinated debt securities for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations described under “Summary of Terms of Junior Subordinated Debt Securities—Alternative Payment Mechanism,” and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default and acceleration under the terms of the junior subordinated debt securities or the capital securities. However, no interest deferral may extend beyond the repayment or redemption of the junior subordinated debt securities.

If we exercise our right to defer interest payments on the junior subordinated debt securities, the trust will also defer paying a corresponding amount of distributions on the capital securities during that deferral period.

Although no interest or distribution payments will be required during a deferral period, interest on the junior subordinated debt securities will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then applicable interest rate on the junior subordinated debt securities, compounded on each interest payment date. In limited circumstances, interest on the junior subordinated debt securities will be cancelled and the corresponding distributions on the capital securities will not be made as described under “Summary of Terms of Junior Subordinated Debt Securities—Option to Defer Interest Payments.”

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the junior subordinated debt securities, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Summary of Terms of Junior Subordinated Debt Securities—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions.

If we defer payments of interest on the junior subordinated debt securities, the junior subordinated debt securities will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, even though neither we nor the trust will make actual payments on the junior subordinated debt securities, or on the capital securities, as the case may be, during a deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities.

The trust will use the proceeds of any repayment or redemption of the junior subordinated debt securities to redeem, on a proportionate basis, an equal amount of capital securities and common securities.

For a description of our rights to redeem the junior subordinated debt securities, see “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Optional Redemption” and “—Conditional Right to Redeem upon a Tax Event, Capital Treatment Event or Investment Company Event” below.

Optional Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities to Holders.

We may dissolve the trust at any time, subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

If we dissolve the trust, after the trust satisfies all of its liabilities as required by law, the trustees will distribute the junior subordinated debt securities to the holders of the capital securities and the common securities on a proportionate basis. See “Summary of Terms of Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debt Securities to Holders.”

Book-Entry.

The capital securities will be represented by one or more global securities registered in the name of, and deposited with, The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described in the accompanying prospectus under the caption “Book-Entry Procedures and Settlement.”

The Junior Subordinated Debt Securities

Repayment of Principal.

We must repay the principal amount of the junior subordinated debt securities, together with accrued and unpaid interest, on August 15, 2036 (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the junior subordinated debt securities on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant”, during a six-month period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the junior subordinated debt securities on the scheduled maturity date, the unpaid amount will remain outstanding from month to month until (i) we have raised sufficient net proceeds to permit repayment in full in accordance with the replacement capital covenant, (ii) we redeem the junior subordinated debt securities or (iii) an event of default and acceleration occurs.

We will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of qualifying capital securities in a six-month period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date to permit repayment of the junior subordinated debt securities in full on this date in accordance with the replacement capital covenant. If we are unable for any reason to raise sufficient proceeds, we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the junior subordinated debt securities in full on the next interest payment date, and so on until the junior subordinated debt securities are paid in full.

Any unpaid principal amount of the junior subordinated debt securities, together with accrued and unpaid interest, will be due and payable on August 1, 2066 (or if this day is not a business day, the following business day), which is the final repayment date for the junior subordinated debt securities, regardless of the amount of qualifying proceeds we have raised by that time.

Although under the replacement capital covenant the principal amount of junior subordinated debt securities that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock and mandatorily convertible preferred stock in addition to qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the junior subordinated debt securities on the scheduled maturity date or at any time thereafter.

Interest.

Until the scheduled maturity date, the junior subordinated debt securities will bear interest at the annual rate of 7.686%. Interest on the junior subordinated debt securities will accrue from August 1, 2006. Capital One Financial Corporation will pay that interest semi-annually in arrears on February 15 and August 15 of each year (we refer to these dates as “interest payment dates”), beginning February 15, 2007. If any junior subordinated debt securities remain outstanding after the scheduled maturity date, they will bear interest at a floating interest rate until repaid.

Ranking.

The junior subordinated debt securities will constitute one series of the junior subordinated debt securities referred to in the accompanying prospectus and will be issued by Capital One Financial Corporation under the indenture referred to in the accompanying prospectus. The junior subordinated debt securities will be unsecured and will rank junior to all existing and future senior, subordinated and junior subordinated debt (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business) of Capital One Financial Corporation, except for the issue of junior subordinated debt securities referred to below and except for any future debt that by its terms is not superior in right of payment to the junior subordinated debt securities, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior to the junior subordinated debt securities. The junior subordinated debt securities will rank pari passu with our 7.50% junior subordinated debt securities due June 15, 2066 issued in connection with the June 2006 offering of 7.50% trust preferred securities of Capital One Capital II.

Certain Payment Restrictions Applicable to Capital One Financial Corporation.

During any period in which

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees having the same rank as or ranking junior to the junior subordinated debt securities, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or repurchase any of our securities that rank equally with or junior in interest to the junior subordinated debt securities will continue until the first anniversary of the date on which all deferred interest has been paid or cancelled.

Redemption of Junior Subordinated Debt Securities.

We may elect to redeem any or all of the junior subordinated debt securities at one or more times for a make-whole price calculated as described under “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Optional Redemption.” In addition, if certain changes occur relating to tax or investment company laws or regulations or in the capital treatment of the capital securities, we may elect to redeem all, but not less than all, of the junior subordinated debt securities for a price equal to their principal amount or a make-whole amount, in the case of an event relating to a change of tax laws or regulations, (in each case plus accrued and unpaid interest). For a description of the changes that would permit such a redemption and the applicable redemption amounts, see “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Conditional Right to Redeem upon a Tax Event, Capital Treatment Event or Investment Company Event” below.

Any redemption of the junior subordinated debt securities will be subject to the limitations described under “—Replacement Capital Covenant” below. In addition, if required under the Federal Reserve’s capital guidelines, we will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above.

Events of Default and Acceleration.

The following events are events of default and acceleration with respect to the junior subordinated debt securities:

•	default in the payment of interest, including compounded interest but not including cancelled interest, in full on any junior subordinated debt securities for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•	some events of bankruptcy, insolvency and reorganization involving us.

If an event of default and acceleration of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in outstanding principal amount of the junior subordinated debt securities will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the outstanding principal amount of the junior subordinated debt securities fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default and acceleration under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the junior subordinated debt securities will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of junior subordinated debt securities, become immediately due and payable. In case of any default that is not an event of default and acceleration, there is no right to declare the principal amount of the junior subordinated debt securities immediately payable.

Replacement Capital Covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the junior subordinated debt securities (or in certain limited cases long-term indebtedness of certain of our subsidiaries) that the junior subordinated debt securities and capital securities will not be repaid, redeemed or repurchased by us or the trust on or before August 1, 2056, unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and (ii) the principal amount repaid or the applicable redemption or repurchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of common stock, rights to acquire common stock, “mandatorily convertible preferred stock” and certain qualifying capital securities since the later of (x) the date six months prior to delivery of notice of such repayment or redemption or the date of such repurchase and (y) to the extent the junior subordinated debt securities are outstanding after the scheduled maturity date, the most recent date, if any, on which a notice of repayment or redemption was delivered in respect of, or on which we or the trust repurchased, any junior subordinated debt securities or capital securities. Certain provisions of the replacement capital covenant, including the definitions of mandatorily convertible preferred stock, qualifying capital securities and other important terms, are described under “Replacement Capital Covenant” below.

Guarantee by Capital One Financial Corporation

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the trust amounts due under the junior subordinated debt securities.

We will also pay the expenses and other obligations of the trust, other than its obligations to make payments on the capital securities.

RISK FACTORS

Your investment in the capital securities will involve some risks. You should consider carefully the following discussion of the risks and the other information in this prospectus supplement and the accompanying prospectus before deciding whether to make an investment in the capital securities. Also, an investment in the capital securities is an indirect investment in the junior subordinated debt securities because the trust will rely on the payments it receives on the junior subordinated debt securities to fund all payments on the capital securities and, upon any liquidation of the trust, holders of the capital securities may receive junior subordinated debt securities.

The trust may be unable to make distributions on the capital securities if we default on our senior indebtedness because our obligations to make payments on the junior subordinated debt securities and the guarantee are subordinate to our payment obligations under our senior indebtedness.

Because of the subordinated nature of the guarantee and the junior subordinated debt securities, we (i) will not be permitted to make any payments of principal, including redemption payments, or interest payments on the junior subordinated debt securities if we default on our senior indebtedness, as described under “Description of the Junior Subordinated Debt Securities—Subordination” in this prospectus supplement and the accompanying prospectus, (ii) will not be permitted to make payments on the guarantee if we default on any of our other liabilities, including senior indebtedness, other than liabilities that are equal with or subordinate to the guarantee by their terms as described under “Guarantee of Capital Securities” in this prospectus supplement, and (iii) must pay all our senior indebtedness before we make any payments on the junior subordinated debt securities or the guarantee if we become bankrupt, liquidate or dissolve.

None of the capital securities, the junior subordinated debt securities or the guarantee limit our or our subsidiaries’ ability to incur additional indebtedness, including indebtedness that ranks senior to the junior subordinated debt securities and the guarantee.

The junior subordinated debt securities and the guarantee will be effectively subordinated to the obligations of our subsidiaries.

As a financial holding company, our primary source of cash flow to make payments on the junior subordinated debt securities and the guarantee will be dividends or distributions from our subsidiaries. As such, the junior subordinated debt securities and the guarantee will be effectively subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the junior subordinated debt securities, the capital securities or the guarantee.

The guarantee only guarantees payments on the capital securities if the trust has cash available.

If we fail to make payments on the junior subordinated debt securities, the trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the junior subordinated debt securities, you may rely on the institutional trustee of the trust to enforce the trust’s rights under the junior subordinated debt securities or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed. For more information on the institutional trustee, see “Summary of Terms of Capital Securities.”

Our right to defer interest payments on the junior subordinated debt securities has tax consequences for you.

We can, on one or more occasions, defer interest payments on the junior subordinated debt securities for up to 10 consecutive years. Upon the termination of any deferral period and the payment of all amounts then due, we may elect to begin a new deferral period. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the junior subordinated debt securities. If we defer interest payments on the junior subordinated debt securities, the trust also will defer distribution payments on the capital securities and the common securities.

If we defer interest payments on the junior subordinated debt securities and the trust correspondingly defers distributions on the capital securities, you will be required to include accrued interest income for the deferred interest on the junior subordinated debt securities allocable to your share of the capital securities in your gross income for United States federal income tax purposes (in the form of original issue discount, determined on a constant yield method) prior to receiving any cash distributions. In addition, you will not receive cash from the trust related to that income if you sell your capital securities prior to the record date for those distributions.

You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities. Please read the “Certain United States Federal Income Tax Consequences” section in this prospectus supplement for more information regarding the tax consequences of holding and selling the capital securities.

If we fail to pay all accrued and unpaid interest, you will not be able to accelerate payment of the junior subordinated debt securities until 10 years after the commencement of a deferral period.

If we fail to pay all accrued and unpaid interest on the junior subordinated debt securities on or by the next interest payment date following a 5-year deferral period, such failure will constitute a default under the indenture; however, prior to the expiration of 10 consecutive years after the commencement of a deferral period, the occurrence of such a default will not entitle the trustee or the holders of the junior subordinated debt securities to declare the principal amount of the junior subordinated debt securities immediately due and payable. Instead, the trustee and the holders of the junior subordinated debt securities will, prior to the expiration of 10 consecutive years after the commencement of such deferral period, only have the right to seek payment of such interest.

You have limited remedies for defaults under the indenture.

Although various events may constitute defaults under the indenture, a default that is not an “event of default and acceleration” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon our failure to pay in full all interest accrued upon the conclusion of a deferral period of 10 consecutive years or as a result of certain specified events of bankruptcy, insolvency, or reorganization of Capital One Financial Corporation. See “Summary of Terms of Junior Subordinated Debt Securities—Events of Default and Acceleration.”

Our right to redeem the junior subordinated debt securities is limited by the replacement capital covenant.

We may redeem the junior subordinated debt securities at any time at a make-whole price, in whole or in part, before their maturity, on one or more occasions, or in whole, but not in part, at a price equal to the principal amount or a make-whole amount, in the case of an event relating to a change of tax laws or regulations, (in each case plus accrued and unpaid interest) at any time within 90 days if certain changes occur in tax or investment company laws and regulations or in the treatment of the capital securities as Tier 1 capital of Capital One Financial Corporation under the capital guidelines of the Federal Reserve, or if certain interpretations occur and certain other conditions are satisfied. However, the replacement capital covenant which is described under “Replacement Capital Covenant” will limit our right to redeem or repurchase junior subordinated debt securities. In the replacement capital covenant, we will covenant, for the benefit of holders of a designated series of our indebtedness that ranks senior to the junior subordinated debt securities, that we will not redeem the junior subordinated debt securities or capital securities before August 1, 2056, subject to certain limitations, unless during the six months prior to the redemption date, we have received proceeds from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock or qualifying capital securities.

Accordingly, there could be circumstances in which it would be in the interest of both you and us that some or all of the capital securities be redeemed, and sufficient cash is available for that purpose, but we will be restricted from doing so because we did not obtain proceeds from the sale of common stock, mandatorily convertible preferred stock or qualifying capital securities.

We may cause the distribution of the junior subordinated debt securities to you and dissolve the trust without your consent, which may have adverse tax and other consequences for you.

We may elect to dissolve the trust at any time. If that happens, the trust will redeem the capital securities and the common securities by distributing the junior subordinated debt securities to you and to us, as holder of the common securities, on a pro rata basis, and thereupon the trust will dissolve. Under current United States federal income tax laws, a distribution of junior subordinated debt securities to you on the dissolution of the trust would not be a taxable event to you. A change in law, however, could cause a distribution of junior subordinated debt securities on the dissolution of the trust to be a taxable event to you.

Although we may elect to dissolve the trust and cause the distribution of the junior subordinated debt securities at any time, we do not currently intend to do so. We anticipate that we would consider exercising this right if expenses associated with maintaining the trust were substantially greater than currently expected.

We cannot predict the market prices for the junior subordinated debt securities that may be distributed. Accordingly, any junior subordinated debt securities you receive on a distribution, or the capital securities you hold pending that distribution, may trade at a discount to the price you paid to purchase the capital securities.

Because you may receive the junior subordinated debt securities, you should make an investment decision with regard to the junior subordinated debt securities in addition to the capital securities. You should carefully review all the information regarding the junior subordinated debt securities contained in this prospectus supplement and the accompanying prospectus. See “Certain United States Federal Income Tax Consequences” for more information.

Our obligation to repay on the scheduled maturity date is subject to receipt of qualifying proceeds.

Our obligation to repay the junior subordinated debt securities on the scheduled maturity date of August 15, 2036 is limited. We are required to repay the junior subordinated debt securities on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities within a six month period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of all principal of and accrued and unpaid interest on the junior subordinated debt securities on the scheduled maturity date, the unpaid amount will remain outstanding until (i) we have raised sufficient proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the junior subordinated debt securities, (iii) an event of default and acceleration occurs or (iv) the final repayment date for the junior subordinated debt securities is reached on August 1, 2066. Our ability to raise proceeds in connection with this obligation to repay the junior subordinated debt securities will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying capital securities to repay the junior subordinated debt securities during the six month period referred to above and from month to month thereafter until the junior subordinated debt securities are repaid in full, our failure to do so would not give rise to a right of acceleration or similar remedy until August 1, 2066, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the junior subordinated debt securities, or in certain limited cases holders of a designated series of indebtedness of certain of our subsidiaries, pursuant to which we will covenant that neither we nor the trust will repay, redeem or repurchase junior subordinated debt securities or capital securities on or before August 1, 2056 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of qualifying capital securities, mandatorily convertible preferred stock, common stock or rights to acquire common stock. Although under the replacement capital covenant, the principal amount of junior subordinated debt securities that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock and mandatorily convertible preferred stock in addition to qualifying capital securities, we may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the junior subordinated debt securities in connection with an issuance of qualifying capital securities. In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities that may entitle us under the replacement capital covenant to repay the junior subordinated debt securities other than qualifying capital securities, nor do we have any obligation to use the proceeds of the issuance of any other securities to repay the junior subordinated debt securities on the scheduled maturity date or at any time thereafter. See “Replacement Capital Covenant.”

Our ability to pay deferred interest pursuant to our use of the alternative payment mechanism depends on a number of factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the junior subordinated debt securities (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of qualifying warrants or non-cumulative perpetual preferred stock unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. The occurrence of a market disruption event may prevent or delay a sale of qualifying warrants or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the junior subordinated debt securities. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our shareholders or a regulatory body or governmental authority to issue qualifying warrants and non-cumulative perpetual preferred stock notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying warrants and non-cumulative perpetual preferred stock, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient warrants or preferred stock to fund deferred interest payments in these circumstances, we will not be permitted to pay deferred interest to the trust and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources. See “Summary of Terms of Junior Subordinated Debt Securities—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” and “—Market Disruption Events.”

If the Federal Reserve disapproves our alternative payment mechanism, we may be unable to pay deferred interest.

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our qualifying warrants or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in each case, if the Federal Reserve has disapproved such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves either our sale of qualifying warrants or preferred stock pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default and acceleration under the indenture. As a result, we could defer interest for up to 10 years without being required to sell our qualifying warrants or non-cumulative perpetual preferred stock and apply the proceeds to pay deferred interest.

Your right to receive distributions on the capital securities is subject to permanent cancellation in certain limited circumstances.

If the deferral period continues for 10 years and at the expiration of such period, (i) no event of default and acceleration under the indenture is continuing and (ii) we have been unable, due to the “warrant issuance cap” and the “preferred issuance cap”, each as defined under “Summary of Terms of Junior Subordinated Debt Securities—Alternative Payment Mechanism,” to raise sufficient proceeds from the sale of qualifying warrants and non-cumulative perpetual preferred stock to pay all deferred interest (and compounded amounts) attributable to the portion of deferral period prior to the date on which we became subject to the alternative payment mechanism, then our obligation to pay any remaining deferred interest (and compounded amounts) attributable to that portion of the deferral period that we were unable to pay because of these caps will be permanently cancelled, as will the corresponding rights of holders to receive distributions on the capital securities. See “Summary of Terms of Junior Subordinated Debt Securities—Option to Defer Interest Payments.”

Your claims in bankruptcy, insolvency and receivership to receive payment in respect of accrued interest may be limited.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any junior subordinated debt securities, whether voluntary or not, a holder of junior subordinated debt securities will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest) on such holder’s junior subordinated debt securities. Since we are permitted to defer interest payments for up to 10 years without an event of default and acceleration, claims may be extinguished in respect of interest accrued during as many as eight years.

The Federal Reserve may restrict the ability of the trust to make distributions on or redeem the capital securities.

The Federal Reserve will have the right to examine the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the trust would result in an unsafe and unsound banking practice, the Federal Reserve has the authority to issue orders that could restrict the ability of the trust to make distributions on or to redeem the capital securities.

Trading prices of the capital securities may not reflect the value of accumulated but unpaid interest on the junior subordinated debt securities. Our right to defer interest payments on the junior subordinated debt securities may cause the market price of the capital securities to decline.

The capital securities will be a new series of securities with no established trading market. If we defer interest payments on the junior subordinated debt securities in the future, the market price of the capital securities may not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. The occurrence of one or more deferral periods also may cause additional declines in the market price of the capital securities. If you sell capital securities during a deferral period, you may not receive the same return on investment as someone who continues to hold capital securities. We have no current intention of deferring interest payments on the junior subordinated debt securities and believe that such deferral is a remote possibility. However, the existence of this right to defer interest payments on the junior subordinated debt securities may mean that the market price for the capital securities will be more volatile than other securities that are not subject to these rights.

A classification of the capital securities by the National Association of Insurance Commissioners (“NAIC”) would affect U.S. insurance investors and may affect the value of the capital securities.

The Securities Valuation Office (the “SVO”) of the NAIC may from time to time classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. Under the written guidelines outlined by the SVO, it is not always clear which securities classify as debt, preferred equity or common equity or which features are specifically relevant in making this determination. We are aware that the SVO has classified several fixed income securities, either definitively or preliminarily, as common equity. We are not aware of the SVO classifying any security with features substantially identical to the capital securities, and we cannot predict how the SVO would classify the capital securities if it did review them. For these reasons, we cannot assure you that the capital securities would not be classified as common equity, if reviewed and classified by the SVO. The NAIC classification of an investment directly affects U.S. insurance company investors because it determines the amount of capital required for such an investment by such investors, but it is not determinative in any way in respect of any other tax, accounting or legal considerations for investors generally. If the NAIC were to classify the capital securities as common equity, the willingness of U.S. insurance investors to hold the capital securities could be reduced, which in turn could reduce the price of the capital securities in any available after-market. As of the date hereof, the NAIC has not provided a view on the classification of our capital securities. There can be no assurance of the classification that the SVO may assign to the capital securities in the future.

You will have limited voting rights as a holder of capital securities.

As a holder of capital securities, you will have limited voting rights relating only, in specified circumstances, to the exercise of the trust’s rights as holder of the junior subordinated debt securities and the guarantee trustee’s rights as holder of the guarantee on your behalf and to the amendment of the declaration of trust. Except during a default with respect to the junior subordinated debt securities, only we can replace or remove any of the trustees or increase or decrease the number of trustees. See “Summary of Terms of Capital Securities—Voting Rights.”

There may be no trading market for the capital securities.

We do not intend to apply for listing of the capital securities on The New York Stock Exchange or any other securities exchange. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

CAPITAL ONE CAPITAL III

The trust is a statutory trust created on June 2, 2005 under the Delaware Statutory Trust Act, as amended, or Statutory Trust Act, pursuant to a declaration of trust among us, as sponsor, The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee, and two individuals who are officers or employees of ours, as administrative trustees. The declaration of trust, as amended at the date of issuance of the capital securities, is referred to in this prospectus supplement as the declaration of trust. The common securities and the capital securities are also referred to together as the “trust securities.” The investment in the common securities will represent $1,000,000.

The trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

For more information on the trust, see the accompanying prospectus.

CAPITAL ONE FINANCIAL CORPORATION

We are a financial holding company, incorporated in Delaware on July 21, 1994. Our subsidiaries market a variety of consumer financial products and services. Our principal subsidiary, Capital One Bank, a Virginia state chartered bank and a member of the Federal Reserve System that currently offers credit card products, takes retail deposits and engages in a wide variety of lending and other financial activities. Capital One, F.S.B., a federally chartered savings bank, offers consumer and commercial lending and consumer deposit products, and Capital One Auto Finance, Inc. offers automobile and other motor vehicle financing products. Capital One, National Association, a nationally chartered bank, offers a broad spectrum of financial products and services to consumers, small business and commercial clients. Capital One Services, Inc., another of our subsidiaries, provides various operating, administrative and other services to us and our subsidiaries. For more information on Capital One Financial Corporation, see the accompanying prospectus.

In March 2006, we signed a definitive agreement to acquire North Fork Bancorporation, Inc. (“North Fork”) a regional bank holding company organized under the laws of Delaware, in a stock and cash transaction valued on March 10, 2006 at approximately $14.6 billion. For further details on this acquisition, see our Current Report on Form 8-K filed on March 13, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and filed on May 4, 2006, which are incorporated by reference into this prospectus supplement. See also our Current Report on Form 8-K filed on May 16, 2006, which incorporates preliminary unaudited pro forma condensed combined financial information giving effect to the merger with North Fork, and our Current Report on Form 8-K filed on May 19, 2006, incorporating certain consolidated financial statements of North Fork.

USE OF PROCEEDS

All of the net proceeds from the sale of the capital securities will be invested by Capital One Capital III in our junior subordinated debt securities. We will use the proceeds from the sale of the junior subordinated debt securities to Capital One Capital III to pay a portion of the cash acquisition price for North Fork as well as for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2006 on an actual basis and as adjusted to give effect to the issuance of the junior subordinated debt securities and the capital securities offered by this prospectus supplement. The table should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

	June 30, 2006
	Actual	As Adjusted
	(Unaudited, dollars in thousands)
Debt:
Non-interest bearing deposits	$4,487,837	$4,487,837
Interest bearing deposits	42,698,976	42,698,976

Total Deposits	47,186,813	47,186,813
Senior and subordinated notes	5,490,690	5,490,690
Other borrowings	16,836,398	17,487,359

Total liabilities	69,513,901	70,164,862

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 50,000,000 shares, none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized 1,000,000,000 shares and 306,007,266 shares issued or outstanding	3,060	3,060
Paid-in-capital	7,151,376	7,151,376
Retained earnings and cumulative other comprehensive income	8,857,963	8,857,963
Less: Treasury stock, at cost: 2,128,480 shares	(115,336)	(115,336)

Total stockholders’ equity	$15,897,063	$15,897,063

Total capitalization	$85,410,964	$86,061,925

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Earnings to Fixed Charges:
Including Interest on Deposits	2.59	2.68	2.37	2.31	2.13	1.98	1.87
Excluding Interest on Deposits	4.92	4.88	4.20	3.99	3.59	3.19	2.89

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative. As of the date of this prospectus supplement, we have no preferred stock outstanding and accordingly the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

ACCOUNTING TREATMENT

The trust will not be consolidated on our balance sheet as a result of recent accounting changes reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the junior subordinated debt securities we issue to the trust as a liability and the amount we invest in the trust’s common securities as an asset. The interest paid on the junior subordinated debt securities will be recorded as interest expense on our income statement.

SUMMARY OF TERMS OF

CAPITAL SECURITIES

The capital securities represent undivided beneficial ownership interests in the assets of the trust and are a series of “trust preferred securities”, as described in the accompanying prospectus.

We have summarized below certain terms of the capital securities. This summary supplements the general description of the trust preferred securities contained in the accompanying prospectus. Any information regarding the capital securities contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should also refer to the certificate of trust, the form of amended and restated declaration of trust and the form of trust preferred security, which have been filed as exhibits to the registration statement (No. 333-133943) of which this prospectus supplement and the accompanying prospectus are a part (the “registration statement”).

Distributions.

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($1,000) on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated debt securities equal to the liquidation amount of such capital security. On each distribution date, the trust will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or, on or after August 15, 2036, a day that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. If capital securities are not in book-entry form, the record date will be the first day of the month in which the relevant distribution date occurs.

The period beginning on and including August 1, 2006 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

Deferral of Distributions.

We have the right, on one or more occasions, to defer payment of interest on the junior subordinated debt securities for one or more consecutive interest periods that do not exceed 10 years, as described under “Summary of Terms of Junior Subordinated Debt Securities—Option to Defer Interest Payments” below. If we exercise this right, the trust will also defer paying a corresponding amount of distributions on the capital securities during that deferral period.

Although no interest or distribution payments will be made during a deferral period, interest on the junior subordinated debt securities will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect from time to time on the junior subordinated debt securities, compounded on each interest payment date. In the limited circumstances described under “Summary of Terms of Junior Subordinated Debt Securities—Option to Defer Interest Payments” and “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”, interest on the junior subordinated debt securities will be cancelled and the corresponding distributions on the capital securities will not be made. References to “accumulated and unpaid distributions” in this prospectus supplement and the accompanying prospectus include all accumulated and unpaid distributions, including compounded amounts thereon, but exclude distributions corresponding to interest that has been cancelled.

Redemption.

If we repay or redeem the junior subordinated debt securities, in whole or in part, whether at, prior to or after the scheduled maturity, the institutional trustee will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities equal to the amount of junior subordinated debt securities redeemed or repaid. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the capital securities is subject to prior approval of the Federal Reserve.

The redemption price per security at maturity will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption or repayment of junior subordinated debt securities will equal the applicable redemption or repayment price attributed to $1,000 in principal amount of the junior subordinated debt securities calculated as described under “Summary of Terms of Junior Subordinated Debt Securities—Redemption” or “—Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all capital securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities outstanding.

The institutional trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities relating to the redemption of junior subordinated debt securities and not less than 10 nor more than 15 business days’ notice prior to the date of any redemption of capital securities relating to the repayment of junior subordinated debt securities.

See “Summary of Terms of Junior Subordinated Debt Securities—Redemption” and “—Repayment of Principal” for a description of the redemption and repayment terms of the junior subordinated debt securities.

Optional Liquidation of Trust and Distribution of Junior Subordinated Debt Securities to Holders.

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the institutional trustee to distribute the junior subordinated debt securities to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of junior subordinated debt securities would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Under current United States federal income tax law, and assuming, as expected, the trust is treated as a grantor trust, a distribution of junior subordinated debt securities in exchange for the capital securities would not be a taxable event to you. If, however, the trust were subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities, the distribution of the junior subordinated debt securities by the trust would be a taxable event to the trust and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of Junior Subordinated Debt Securities or Cash upon Liquidation of the Trust” below.

Liquidation Value.

Upon liquidation of the trust, you would be entitled to receive $1,000 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of junior subordinated debt securities, subject to specified exceptions. See “Description of the Trust Preferred Securities—Liquidation Distribution upon Dissolution” in the accompanying prospectus.

Ranking of Common Securities.

The trust will pay distributions on its common securities at the same rate and on the same distribution dates as the capital securities. However, if there is an event of default and acceleration under the indenture, the trust will not pay distributions on the common securities until all distributions on the capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of the Trust Preferred Securities—Ranking of Common Securities” in the accompanying prospectus.

Trust Enforcement Events.

For a description of defaults under the amended and restated declaration of trust, as well as a summary of the remedies available as a result of those events of default, see “Description of the Trust Preferred Securities—Declaration Defaults” in the accompanying prospectus.

An event of default and acceleration under the indenture entitles the institutional trustee, as sole holder of the junior subordinated debt securities, to declare the junior subordinated debt securities due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default and acceleration with respect to the junior subordinated debt securities, see “Summary of Terms of Junior Subordinated Debt Securities—Events of Default and Acceleration” below, as well as “Description of the Junior Subordinated Debt Securities—Indenture Events of Default,” “—Indenture Defaults” and “—Enforcement of Rights by Holders of Trust Preferred Securities” in the accompanying prospectus.

Voting Rights.

Except as described under “Description of the Trust Preferred Securities—Voting Rights”, “Description of Trust Preferred Securities Guarantees—Amendments and Assignments”, and “Description of the Junior Subordinated Debt Securities—Modification and Amendments” in the accompanying prospectus, or as otherwise required by law or the amended and restated declaration of trust, as an owner of capital securities, you will not have any voting rights.

Book-Entry Issuance; Issuance of Certificated Capital Securities.

The capital securities will be represented by one or more global trust preferred securities registered in the name of DTC or its nominee, as described under “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Information Concerning the Institutional Trustee.

The institutional trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically described in the amended and restated declaration of trust and, after a trust enforcement event that has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his own affairs. Subject to this provision, the institutional trustee is under no obligation to exercise any of the powers vested in it by the amended and restated declaration of trust at the request of any holder of capital securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

SUMMARY OF TERMS OF

JUNIOR SUBORDINATED DEBT SECURITIES

We have summarized below certain terms of the junior subordinated debt securities. This summary supplements the general description of the junior subordinated debt securities contained in the accompanying prospectus. Any information regarding the junior subordinated debt securities contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement. We anticipate that until the liquidation, if any, of the trust, each junior subordinated debt security will be held by the institutional trustee in trust for the benefit of the holders of the capital securities and the common securities.

The junior subordinated debt securities will be a series of “junior subordinated debt securities” under the indenture, as described in the accompanying prospectus. They will be unsecured and junior in right of payment to all of our “senior debt”, as described under “—Subordination” below. Substantially all our existing indebtedness is senior debt. The junior subordinated debt securities will rank pari passu with our 7.50% junior subordinated debt securities due June 15, 2066 issued in connection with the June 2006 offering of 7.50% trust preferred securities of Capital One Capital II.

Interest Rate and Interest Payment Dates.

Until the scheduled maturity date of August 15, 2036, the junior subordinated debt securities will bear interest at the annual rate of 7.686% and we will pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2007. We refer to these dates as “interest payment dates” and to the period beginning on and including August 1, 2006 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period ending on or prior to the scheduled maturity date will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date before the scheduled maturity date of August 15, 2036 would otherwise fall on a day that is not a business day (as defined below), that interest payment date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement. In the event that any interest payment date or interest reset date on or after August 15, 2036 would otherwise fall on a day that is not a business day, that interest payment or interest reset date, as applicable, will be postponed to the next day that is a business day. However, if the postponement would cause the day to fall in the next calendar month, the interest payment date or interest reset date, as applicable, will instead be brought forward to the immediately preceding business day.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest”, we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

If any amount of junior subordinated debt securities remains outstanding after the scheduled maturity date, the principal amount of the outstanding junior subordinated debt securities will bear interest at a floating interest rate until repaid as described under “—Repayment of Principal” below.

Subordination.

Our payment obligations under the junior subordinated debt securities and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our “senior debt” (as defined below). This means that no payment of principal, including redemption payments, or interest on the junior subordinated debt securities may be made if:

•	any of our senior debt has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our senior debt has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due on all of our senior debt must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to our senior debt then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable to senior debt until all amounts owing on the junior subordinated debt securities are paid in full.

For purposes of the junior subordinated debt securities, “Senior Indebtedness” as that term is used in the accompanying prospectus (and which we refer to in this prospectus supplement as “senior debt”) means, with respect to us:

(1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including our junior subordinated debentures or guarantees issued in connection with any future traditional trust preferred securities, each of which will rank senior to the junior subordinated debt securities issued by Capital One Capital III;

(2) all of our capital lease obligations;

(3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(4) all of our obligations, contingent or otherwise, in respect of any letters of credit, bankers’ acceptances, security purchase facilities, repurchase agreements or similar credit transactions;

(5) all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, hedging arrangements and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us;

except that senior debt will not include:

(A) any indebtedness issued under the junior subordinated indenture;

(B) the guarantee of the capital securities;

(C) any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the junior subordinated debt securities and the issuance of which, in the case of this clause (C) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of Richmond or the staff of the Federal Reserve or (y) does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of our Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve; and

(D) our 7.50% junior subordinated debt securities due June 15, 2066 issued in connection with the June 2006 offering of 7.50% trust preferred securities of Capital One Capital II and our guarantee of these trust preferred securities.

Option to Defer Interest Payments.

We may elect at one or more times to defer payment of interest on the junior subordinated debt securities for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond August 1, 2066 or the earlier repayment or redemption in full of the junior subordinated debt securities.

Deferred interest on the junior subordinated debt securities will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the junior subordinated debt securities.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•	immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying warrants and non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism (unless we have delivered notice of a “market disruption event”) and apply the “eligible proceeds”, as these terms are defined under “—Market Disruption Event” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded amounts) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay deferred interest on the junior subordinated debt securities (and compounded amounts thereon) from any source other than eligible proceeds except as contemplated by the following paragraph. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of qualifying warrants or non-cumulative perpetual preferred stock, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying warrants or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default and acceleration under the indenture.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then neither the foregoing rules nor the following paragraph will apply to any interest on the junior subordinated debt securities that is deferred and unpaid as of the date of consummation of the business combination.

To the extent that we apply proceeds from the sale of qualifying warrants and non-cumulative perpetual preferred stock to pay interest, we will allocate the proceeds first to deferred payments of interest (and compounded amounts on such payments) in chronological order based on the date each payment was first deferred, subject to the “warrant issuance cap” and the “preferred stock issuance cap”, each as defined under “—Alternative Payment Mechanism” below. If the deferral period continues for 10 years and, if at the expiration of such period, (i) no event of default and acceleration under the indenture is continuing and (ii) we have been unable due to the warrant issuance cap and the preferred stock issuance cap to raise sufficient proceeds from the sale of qualifying warrants and preferred stock to pay all deferred interest (and compounded amounts) attributable to the portion of the deferral period prior to the date on which we became subject to the alternative payment mechanism, then our obligation to pay any remaining deferred interest (and compounded amounts) attributable to that portion of the deferral period that we were unable to pay because of those caps will be permanently cancelled, as will the corresponding right of holders to receive distributions on the capital securities. If an event of default and acceleration under the indenture is continuing at the end of a 10-year deferral period, the obligation to pay deferred interest or distributions on the capital securities will not be cancelled except to the extent described under “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership” below.

At the end of a 10-year deferral period, we must pay all deferred interest that has not been cancelled. If we have paid all deferred interest (and compounded amounts) on the junior subordinated debt securities without cancellation, we can again defer interest payments on the junior subordinated debt securities as described above.

If the institutional trustee is the sole holder of the junior subordinated debt securities, we will give the administrative trustee and the institutional trustee written notice of our election to begin or extend a deferral period at least one business day before the earlier of:

•	the next date distributions on the capital securities and common securities are payable; and

•	the date the administrative trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of the capital securities of the record or payment date for the related distribution.

However, in no event will we give notice more than 15 business days before the distribution date. The administrative trustee will promptly give written notice of our election to begin or extend a deferral period to the holders of the capital securities.

If the institutional trustee is not the sole holder, or is not itself the holder, of the junior subordinated debt securities, we will give the holders of the junior subordinated debt securities written notice of our election to begin or extend a deferral period at least one business day before the record date for the next interest payment date.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.

We will agree that, so long as any junior subordinated debt securities remain outstanding, if

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to, subject to the exceptions specified under the caption “Description of the Junior Subordinated Debt Securities—Certain Covenants” in the accompanying prospectus:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on any of our capital stock or the capital stock of our subsidiaries;

•	except as required under “—Repayment of Principal” below and except for any partial payments of deferred interest that may be made as described under “—Alternative Payment Mechanism” below, make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities or other junior subordinated debt) that rank equally with or junior to the junior subordinated debt securities; or

•	make any guarantee payments on any guarantee by us of debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities.

Our outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the junior subordinated debt securities as well as any guarantee payments on the guarantee of the junior subordinated debt securities if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or repurchase any of our securities that rank equally with or junior in interest to the junior subordinated debt securities will continue until the first anniversary of the date on which all deferred interest has been paid or cancelled.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Subject to the restrictions in the preceding two paragraphs, at any time, including during a deferral period, we will be permitted to:

•	pay dividends or distributions in additional shares of our capital stock;

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan, or redeem or repurchase any rights distributed pursuant to such a plan;

•	make payments under the guarantee of the capital securities;

•	purchase common stock for issuance pursuant to any employee benefit plans; and

•	solely in the case of any of our controlled subsidiaries, make dividends or distributions on the capital stock of such subsidiary to us or one of our affiliates.

Alternative Payment Mechanism.

Subject to the exclusion described in “—Market Disruption Events” below, if we defer interest on the junior subordinated debt securities, we will be required, commencing not later than (i) the first interest payment date on which we pay current interest or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying warrants and non-cumulative perpetual preferred stock that is subject to a replacement capital covenant similar to the replacement capital covenant until we have raised an amount of eligible proceeds, as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the junior subordinated debt securities. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded amounts) on the junior subordinated debt securities.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the six month period prior to that interest payment date from the issuance or sale of qualifying warrants or non-cumulative perpetual preferred stock up to the preferred stock issuance cap to persons that are not our subsidiaries.

“Qualifying warrants” means net share settled warrants to purchase our common stock that:

•	have an exercise price greater than the “current stock market price” of our common stock as of their date of issuance; and

•	we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances.

We intend to issue qualifying warrants with exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange or The Nasdaq National Market on which our common stock is traded or quoted. If our common stock is not either listed on any U.S. securities exchange or quoted on The Nasdaq National Market on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Under the alternative payment mechanism, we are not required to issue qualifying warrants or non-cumulative perpetual preferred stock to the extent that (i) with respect to deferred interest attributable to the first 5 years of any deferral period (including compounded interest thereon), the gross proceeds of any issuance of qualifying warrants applied to pay interest on the junior subordinated debt securities pursuant to the alternative payment mechanism, together with the gross proceeds of all prior issuances of qualifying warrants so applied, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “warrant issuance cap”) or (ii) the net proceeds of any issuance of non-cumulative perpetual preferred stock applied to pay interest on the junior subordinated debt securities pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of non-cumulative perpetual preferred stock so applied, would exceed 25% of the aggregate principal amount of the junior subordinated debt securities initially issued under the indenture (the “preferred stock issuance cap”). Once we reach the warrant issuance cap, we will not be required to issue more qualifying warrants under the alternative payment mechanism with respect to deferred interest attributable to the first 5 years of any deferral period (including compounded interest thereon) even if the amount referred to in clause (i) subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default and acceleration thereunder. The remedies of holders of the subordinated indenture and the capital securities will be limited in such circumstances as described under “Risk Factors—You have limited remedies for defaults under the indenture” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order subject to the warrant issuance cap and preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated debt securities. If we have outstanding securities in addition to the junior subordinated debt securities under which we are obligated to sell qualifying warrants or non-cumulative perpetual preferred stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the junior subordinated debt securities and those other securities on a pro rata basis in proportion to the total amounts that are due on the junior subordinated debt securities and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events.

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

•	we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying warrants or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “—Repayment of Principal” below, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture); or

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying warrants or non-cumulative perpetual preferred stock or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that one or more events described under this bullet shall not constitute a market disruption event with respect to more than one semi-annual interest payment date (or after the scheduled maturity date, six consecutive monthly interest payment dates) in any APM period or, in the case of our obligations in connection with the repayment of principal described under “—Repayment of Principal” below, more than six monthly interest payment dates (whether or not consecutive).

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying warrants or non-cumulative perpetual preferred stock due to pricing, dividend rate or dilution considerations.

Repayment of Principal.

We must repay the principal amount of the junior subordinated debt securities, together with accrued and unpaid interest, on August 15, 2036, subject to the limitations described below. We refer to August 15, 2036, as the “scheduled maturity date” of the junior subordinated debt securities. If the scheduled maturity date falls on a day that is not a business day, the scheduled maturity date will be the following business day.

Our obligation to repay the junior subordinated debt securities on the scheduled maturity date is limited. We are required to repay the junior subordinated debt securities on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, within a six-month period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the junior subordinated debt securities on the scheduled maturity date, the unpaid amount will remain outstanding from month to month until we have raised sufficient proceeds to permit repayment in full in accordance with the replacement capital covenant, we redeem the junior subordinated debt securities or an event of default and acceleration occurs.

We will agree in the junior subordinated indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a six-month period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the junior subordinated debt securities in full on that date in accordance with the replacement capital covenant. We will further agree in the junior subordinated indenture that, if we are unable for any reason to raise sufficient proceeds from the issuance of qualifying capital securities to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next monthly interest payment date, and so on until the junior subordinated debt securities are paid in full. Under certain circumstances described below involving the occurrence of a market disruption event, we will be excused from our obligation to use commercially reasonable efforts. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such a failure be an event of default and acceleration thereunder.

Although under the replacement capital covenant the principal amount of junior subordinated debt securities that we may repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock and mandatorily convertible preferred stock in addition to qualifying capital securities, we have no obligation under the junior subordinated indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the junior subordinated debt securities on the scheduled maturity date or at any time thereafter.

We generally have the right to modify or terminate the replacement capital covenant at any time without the consent of the holders of the junior subordinated debt securities or the capital securities. Any such modification may further restrict our ability to repay, redeem or repurchase the junior subordinated debt securities, including, for example, by not permitting us to count the proceeds of issuances of mandatorily convertible preferred stock, common stock or rights to acquire common stock in determining the principal amount that we may repay. We have agreed in the junior subordinated indenture, however, that no such modification of the replacement capital covenant shall further restrict our ability to repay the junior subordinated debt securities on or after the scheduled maturity date in connection with the issuance of qualifying capital securities, except with the consent of the holders of a majority by liquidation preference of the capital securities or, if the junior subordinated debt securities have been distributed by the trust, the holders of a majority by principal amount of the junior subordinated debt securities.

Any principal amount of the junior subordinated debt securities, together with accrued and unpaid interest, will be due and payable on August 1, 2066 (or if this day is not a business day, the following business day), which is the final repayment date for the junior subordinated debt securities, regardless of the amount of qualifying proceeds we have raised by that time.

Any unpaid amounts on the junior subordinated debt securities that remain outstanding beyond the scheduled maturity date will bear interest at an annual rate equal to one-month LIBOR, as defined below, plus 2.95%, computed on the basis of a 360-day year and the actual number of days elapsed. We will pay interest on the junior subordinated debt securities after the scheduled maturity date monthly in arrears on the 15th day of each calendar month (or if this day is not a business day, the following business day unless the payment date would fall in the next calendar month, in which case such payment will be made on the business day immediately before the scheduled payment date) beginning September 15, 2036, subject to our rights and obligations under “—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” above. References in this prospectus supplement to “interest payment dates” after the scheduled maturity date are to these dates.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the junior subordinated indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the junior subordinated debt securities under the terms of the replacement capital covenant if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the six-month period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire six-month period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the junior subordinated debt securities in full.

Net proceeds that we are permitted to apply to repayment of the junior subordinated debt securities on and after the scheduled maturity date will be applied, first, to pay deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of junior subordinated debt securities, subject to a minimum principal amount of $5 million to be repaid on the scheduled maturity date or any monthly interest payment date; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the junior subordinated debt securities, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the junior subordinated debt securities and those other securities having the same scheduled maturity date as the junior subordinated debt securities pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the junior subordinated debt securities has been paid in full.

For the purposes of calculating interest due on the junior subordinated debt securities after the scheduled maturity date:

•	“One-month LIBOR” means, with respect to any monthly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly interest period. If such rate does not appear on Moneyline Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that monthly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly interest period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one-month LIBOR for that monthly interest period will be the same as one-month LIBOR as determined for the previous monthly interest period or, in the case of the monthly interest period beginning on the scheduled maturity date, 5.4%. The establishment of one-month LIBOR for each monthly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means JPMorgan Chase Bank, National Association, or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly interest period.

•	“MoneyLine Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on Telerate Page 3750 or any replacement page or pages on that service.

•	“Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.

The indenture provides that a holder of junior subordinated debt securities, by that holder’s acceptance of the junior subordinated debt securities, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its junior subordinated debt securities, that holder of junior subordinated debt securities will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s junior subordinated debt securities.

Distribution of Junior Subordinated Debt Securities.

As described above, the junior subordinated debt securities may be distributed in exchange for the capital securities upon dissolution and liquidation of the trust, after satisfaction of the trust’s liabilities to its creditors. See “Summary of Terms of Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debt Securities to Holders” above.

If the junior subordinated debt securities are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the junior subordinated debt securities will be substantially identical to those in effect for the capital securities. See “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Redemption.

The junior subordinated debt securities:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•	are redeemable, in whole or in part, at our option at any time at the redemption price set forth under “—Optional Redemption” below;

•	are redeemable, in whole but not in part, after the occurrence of a “tax event,” a “capital treatment event” or “investment company event” as described below; and

•	are not subject to any sinking fund or analogous provisions.

Any redemption of junior subordinated debt securities will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the junior subordinated debt securities is subject to prior approval of the Federal Reserve.

Optional Redemption.

We will have the right at any time to redeem some or all of the junior subordinated debt securities at a redemption price equal to (1) 100% of the principal amount of the junior subordinated debt securities being redeemed or (2) in the case of any redemption prior to August 15, 2036, if greater, the present value of scheduled payments of principal and interest from the redemption date to that date, on the junior subordinated debt securities being prepaid, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus a spread of 0.375%, in each case, plus accrued and unpaid interest to the redemption date.

For the purposes of clause (2):

•	“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debt securities being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances; and

•	“treasury dealer” means The Bank of New York (or its successor) or, if The Bank of New York (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Conditional Right to Redeem upon a Tax Event, Capital Treatment Event or Investment Company Event.

At any time within 90 days after a tax event, we will have the right to redeem all, but not less than all, of the junior subordinated debt securities at a redemption price equal to the greater of: (1) 100% of the principal amount of the junior subordinated debt securities then outstanding or (2) the present value of scheduled payments of principal and interest from the redemption date to August 15, 2036 on the junior subordinated debt securities then outstanding, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus a spread of 0.75%, in each case, plus accrued and unpaid interest to the redemption date. For the purposes of the preceding sentence “treasury rate” and related definitions shall have the meanings described in “—Optional Redemption” above. In addition, at any time within 90 days after a capital treatment event or investment company event, we will have the right to redeem all, but not less than all, of the junior subordinated debt securities at a redemption price equal to their principal amount plus accrued and unpaid interest to the redemption date.

For purposes of the above, a “tax event” means that the trust or Capital One Financial Corporation has requested and received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the institutional trustee) experienced in tax matters to the effect that, as a result of any:

•	amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the capital securities;

•	proposed change in those laws or regulations that is announced after the initial issuance of the capital securities;

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the capital securities; or

•	threatened challenge asserted in connection with an audit of us, the trust or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debt securities or the capital securities;

there is more than an insubstantial risk that:

•	the trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debt securities;

•	interest payable by us on the junior subordinated debt securities is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, “capital treatment event” means the reasonable determination by Capital One Financial Corporation that, as a result of any:

•	amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the capital securities;

•	proposed change in those laws or regulations that is announced after the initial issuance of the capital securities; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the capital securities;

there is more than an insubstantial risk of impairment of Capital One Financial Corporation’s ability to treat the capital securities (or any substantial portion) as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve.

For purposes of the above, “investment company event” means the receipt by us and Capital One Capital III of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority;

there is a more than insubstantial risk that Capital One Capital III is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the original issuance of the capital securities.

Events of Default and Acceleration.

The indenture provides that any one or more of the following events with respect to the junior subordinated debt securities that has occurred and is continuing constitutes an event of default and acceleration:

•	default in the payment of interest, including compounded interest but not including cancelled interest, in full on any junior subordinated debt securities for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•	some events of bankruptcy, insolvency and reorganization involving us.

If an event of default and acceleration under the indenture of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in outstanding principal amount of the junior subordinated debt securities will have the right to declare the principal of, and accrued interest (including compounded interest) on, those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the outstanding principal amount of the junior subordinated debt securities fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default and acceleration under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the junior subordinated debt securities will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of junior subordinated debt securities, become immediately due and payable. In case of any default that is not an event of default and acceleration, there is no right to declare the principal amount of the junior subordinated debt securities immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of the junior subordinated debt securities or the holders of at least a majority in aggregate liquidation amount of the capital securities may, on behalf of all holders of the junior subordinated debt securities, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee with respect to the junior subordinated debt securities.

REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

In the replacement capital covenant, we agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the junior subordinated debt securities (or in certain limited cases long-term indebtedness of certain of our subsidiaries, including Capital One Bank, Capital One F.S.B., and Capital One, National Association) that the junior subordinated debt securities and capital securities will not be repaid, redeemed or repurchased by us or the trust on or before August 1, 2056, unless

•	we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines; and

•	the amount repaid or the applicable redemption or repurchase price does not exceed the sum of:

•	the “applicable percentage” of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent “measurement date” from the sale of common stock and rights to acquire common stock (including common stock and rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans); plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “mandatorily convertible preferred stock” and “debt exchangeable into equity”; plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “qualifying capital securities.”

“Applicable percentage” means one divided by (a) 75% with respect to any repayment, redemption or repurchase on or prior to August 1, 2016, (b) 50% with respect to any repayment, redemption or repurchase after August 1, 2016 and on or prior to August 1, 2036 and (c) 25% with respect to any repayment, redemption or repurchase after August 1, 2036.

“Measurement date” means, with respect to any repayment, redemption or repurchase of junior subordinated debt securities or capital securities, the later of (a) the date six months prior to delivery of notice of such repayment or redemption or the date of such repurchase and (b) to the extent the junior subordinated debt securities remain outstanding after August 15, 2036, the most recent date on which a notice of repayment or redemption was delivered in respect of, or on which we or any of our subsidiaries repurchased, any junior subordinated debt securities or capital securities.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock and securities convertible into common stock) that (a) qualify as our Tier 1 capital under the capital guidelines of the Federal Reserve as then in effect and applicable to bank holding companies and (b) in the determination of our Board of Directors, meet one of the following criteria:

•	in connection with any redemption or repurchase of junior subordinated debt securities or capital securities on or prior to August 1, 2016:

•	junior subordinated debt securities and guarantees issued by us with respect to trust preferred securities if the junior subordinated debt securities and guarantees (a) rank pari passu with or junior to the junior subordinated debt securities upon our liquidation, dissolution or winding-up, (b) have terms that are substantially similar to the terms of the junior subordinated debt securities and guarantees described in this prospectus supplement and the accompanying prospectus and (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities or, to the extent approved by the Federal Reserve, have a “mandatory trigger provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the junior subordinated debt securities upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 60 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities or, to the extent approved by the Federal Reserve, have a “mandatory trigger provision”; or

•	securities issued by us or our subsidiaries that (a) rank pari passu or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities, (d) are “non-cumulative” and (e) to the extent approved by the Federal Reserve, have a “mandatory trigger provision”; or

•	in connection with any repayment, redemption or repurchase of junior subordinated debt securities or capital securities after August 1, 2016 and on or prior to August 1, 2036:

•	all securities that would be “qualifying capital securities” prior to August 1, 2016;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the junior subordinated debt securities upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities and (d) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the junior subordinated debt securities upon our liquidation, dissolution or winding up, (b) are “non-cumulative” and (c) have no maturity or a maturity of at least 60 years;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the junior subordinated debt securities upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 40 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities or, to the extent approved by the Federal Reserve, have a “mandatory trigger provision”;

•	securities issued by us or our subsidiaries that (a) rank senior to the junior subordinated debt securities and junior to senior subordinated debt that would qualify as Tier 2 capital under the Federal Reserve’s risk based capital adequacy guidelines upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) to the extent approved by the Federal Reserve, have a “mandatory trigger provision” and (d) have no maturity or a maturity of at least 60 years;

•	cumulative preferred stock issued by us or our subsidiaries that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (1) has no maturity or a maturity of at least 60 years and (2) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities; or

•	other securities issued by us or our subsidiaries that (A) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the junior subordinated debt securities or (2) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up); and (B) are “non-cumulative” and either (x) have no maturity or a maturity of at least 40 years and, to the extent approved by the Federal Reserve, have a “mandatory trigger provision” or (y) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities and, to the extent approved by the Federal Reserve, have a “mandatory trigger provision”; or

•	in connection with any repayment, redemption or repurchase of junior subordinated debt securities or capital securities at any time, after August 1, 2036:

•	all of the types of securities that would be “qualifying capital securities” prior to August 1, 2036; and

•	our preferred stock that (a) has no maturity or a maturity of at least 60 years and (b) has an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the junior subordinated debt securities upon our liquidation, dissolution or winding up, (b) either (x) have no maturity or a maturity of at least 60 years or (y) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities and (c) have an “optional deferral provision”; or

•	securities issued by us or our subsidiaries that (a) rank senior to the junior subordinated debt securities and junior to senior subordinated debt that would qualify as Tier 2 capital under the Federal Reserve’s risk based capital adequacy guidelines upon our liquidation, dissolution or winding up, (b) to the extent approved by the Federal Reserve, have a “mandatory trigger provision” and (c) have no maturity or a maturity of at least 30 years; or

•	cumulative preferred stock issued by us or our subsidiaries that either (1) has no maturity or a maturity of at least 60 years or (2) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities.

“Debt exchangeable for equity” means a security (or combination of securities) that (a) gives the holder a beneficial interest in (i) our debt securities that are “non-cumulative” and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (ii) a fractional interest in a stock purchase contract, (b) includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors within 5 years from the date of issuance of the security or earlier in the event of an early settlement event based on (i) our capital ratios, (iii) our capital ratios as anticipated by the Federal Reserve, or (iii) the dissolution of the issuer of such debt exchangeable for equity, (c) provides for the proceeds raised in the remarketing to be used to purchase qualifying non-cumulative preferred stock, (d) includes a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated debt securities, provided that such replacement capital covenant will apply to such security (or combination of securities) and to the qualifying non-cumulative preferred stock and will not include debt exchangeable for equity in the definition of “qualifying capital securities”, and (e) after the issuance of such qualifying non-cumulative preferred stock, provides the holder of the security with a beneficial interest in such qualifying non-cumulative preferred stock.

“Mandatory trigger provision” means, as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that (a) require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such security or combination of securities to make payment of distributions on such securities only pursuant to the issuance and sale of shares of our common stock, rights to purchase our common stock or non-cumulative perpetual preferred stock, within two years of our failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in amount such that the net proceeds of such sale at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case requires the application of the net proceeds of such sale to pay such unpaid distributions, (b) in the case of securities other than non-cumulative perpetual preferred stock, prohibit us from repurchasing any of our common stock prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid distributions in full and (c) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to us, limit the claim of the holders of such securities (other than non-cumulative perpetual preferred stock) for distributions that accumulate during a period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (a) above of securities other than common stock or rights to acquire common stock or (y) two years of accumulated and unpaid distributions (including compounded amounts thereon) in all other cases. No remedy other than “permitted remedies” will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision or as a result of the issuer’s exercise of its right under an optional deferral provision until distributions have been deferred for one or more distribution periods that total together at least 10 years.

“Non-cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.” Securities that include provisions requiring us to issue non-cumulative perpetual preferred stock, rights to purchase our common stock and/or other equity securities and apply the proceeds to pay unpaid distributions on terms substantially similar to the terms of the alternative payment mechanism with respect to the junior subordinated debt securities shall also be deemed to be “non-cumulative” for all purposes of the replacement capital covenant other than the definition of qualifying non-cumulative preferred stock.

“Optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the following effect:

•	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if an event substantially similar to a market disruption event as described in this prospectus supplement is continuing, 10 years, without any remedy other than permitted remedies and the obligation described below; and

•	if the issuer of such securities has exhausted its right to defer distributions and no event substantially similar to a market disruption event is continuing, the issuer will be obligated to issue and sell shares of its common stock, rights to purchase common stock and/or non-cumulative perpetual preferred stock in an amount such that the net proceeds of such sale equal or exceed the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and to apply the net proceeds of such sale to pay such unpaid distributions in full.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying non-cumulative preferred stock” means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to other preferred stock of the issuer.

Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, common stock and rights to acquire common stock during the applicable measurement period with respect to any repayment, repurchase or redemption of junior subordinated debt securities or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the capital securities or the junior subordinated debt securities. Any amendment or termination of our obligations under the replacement capital covenant, other than one the effect of which is solely to impose additional restrictions on our ability to repay, redeem or repurchase junior subordinated debt securities and capital securities in any circumstance or that is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant, will require the consent of the holders of at least a majority by principal amount of that series of indebtedness.

The initial series of indebtedness benefiting from our replacement capital covenant is our 5.35% Subordinated Notes Due May 1, 2014. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to August 1, 2056, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or repurchase the junior subordinated debt securities or the capital securities.

We have the right, at our option, to amend the replacement capital covenant at any time to impose additional restrictions on the type or amount of common stock, rights to acquire common stock or securities convertible into common stock that we may include for purposes of determining the extent to which repayment, redemption or repurchase of the junior subordinated debt securities or capital securities is permitted in accordance with the replacement capital covenant. An amendment imposing these additional restrictions would require neither the consent of holders of junior subordinated debt securities or capital securities, nor the consent of holders of the specified series of indebtedness benefiting from the replacement capital covenant.

With respect to qualifying capital securities, on the other hand, we have agreed in the indenture for the junior subordinated debt securities that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or repurchase of the junior subordinated debt securities or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the junior subordinated debt securities have been distributed by the trust, a majority by principal amount of the junior subordinated debt securities.

GUARANTEE OF

CAPITAL SECURITIES

Under the guarantee, Capital One Financial Corporation will guarantee certain payment obligations of the trust. For a description of the terms of our guarantee, see “Description of the Trust Preferred Securities Guarantees” in the accompanying prospectus. The amended and restated declaration of trust provides that, by your acceptance of capital securities, you agree to the provisions of the guarantee and the indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the capital securities. It applies to you only if you acquire capital securities upon their original issuance at their original offering price and you hold your capital securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns capital securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The junior subordinated debt securities are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the junior subordinated debt securities, and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debt Securities.

In connection with the issuance of the junior subordinated debt securities, Sullivan & Cromwell LLP, special tax counsel to us and to the trust, will render its opinion to us and the trust generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the junior subordinated debt securities held by the trust will be respected as indebtedness of Capital One Financial Corporation for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the junior subordinated debt securities will not be recharacterized as other than indebtedness of Capital One Financial Corporation.

Classification of Capital One Capital III.

In connection with the issuance of the capital securities, Sullivan & Cromwell LLP will render its opinion to us and to the trust generally to the effect that, under then current law and assuming full compliance with the terms of the declaration of trust, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debt securities.

United States Holders.

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a capital security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the junior subordinated debt securities in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote”, or if we exercised that option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In that event, all of a holder’s taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the trust make actual payments on the junior subordinated debt securities, or on the capital securities, as the case may be, during a deferral period.

We believe, and the following discussion assumes, that, if the option to defer any payment of interest was exercised, the likelihood of any deferred interest being ultimately cancelled as a result of the application of the caps on the amount of securities we are required to sell under the alternative payment mechanism, as described in “Summary of Terms of Junior Subordinated Debt Securities—Option to Defer Interest Payments,” will be remote within the meaning of the regulations and will therefore not affect the calculation of interest at that time. In the event that deferred interest was ultimately cancelled, United States Holder’s would recognize a loss in the amount of the cancelled interest that the United States Holder had previously accrued in income. The character of such loss as ordinary or capital would be unclear. The junior subordinated debt securities would then be treated as contingent payment debt instruments issued on the date such deferred interest was cancelled for purposes of the OID rules governing the amount, timing and character of income, gain or loss realized with respect to the junior subordinated debt securities.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust.

We may liquidate the trust at any time, in which case the junior subordinated debt securities will be distributed to holders in exchange for the capital securities, as described under “Summary of Terms of Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debt Securities to Holders.” Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the junior subordinated debt securities equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the junior subordinated debt securities received in liquidation of the trust would include the period during which the capital securities were held by that holder.

Under the circumstances described in this prospectus supplement, the junior subordinated debt securities may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their capital securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed capital securities for cash. See “Sales of Capital Securities” and “Summary of Terms of Capital Securities—Redemption.”

Sales of Capital Securities.

A United States Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of those capital securities. Assuming that we do not exercise our option to defer payments of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID, a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debt securities were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that United States Holder’s ratable share of the junior subordinated debt securities required to be included in income, and generally will be long-term capital gain or loss if the capital securities have been held for more than one year.

Should we exercise our option to defer payment of interest on the junior subordinated debt securities, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying junior subordinated debt securities. In the event of that deferral, a United States Holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debt securities to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying junior subordinated debt securities deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding.

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders.

Assuming that the junior subordinated debt securities will be respected as indebtedness of Capital One Financial Corporation, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a capital security to a non-United States Holder under the “Portfolio Interest Exemption”, provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	the non-United States Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, junior subordinated debt securities held by the trust were recharacterized as equity of Capital One Financial Corporation, payments on the junior subordinated debt securities would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity or otherwise,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code with respect to the Party in Interest and ERISA Plan fiduciary involved in the transaction, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation issued by the U.S. Department of Labor (the “DOL”), which we refer to as the “Plan Assets Regulation” the assets of the trust would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features.

Pursuant to an exception contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be “plan assets” of investing ERISA Plans if immediately after the most recent acquisition of an equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by “Benefit Plan Investors”, which we define as Plans and other employee benefit plans whether or not subject to ERISA, Section 4975 of the Code or Similar Laws (including governmental, church and foreign plans) and entities whose underlying assets are deemed to include “plan assets” under the Plan Assets Regulation or otherwise. No assurance can be given that Benefit Plan Investors will hold less than 25% of the total value of the capital securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception.

Under the terms of the Plan Assets Regulation, if the trust were deemed to hold “plan assets” of any ERISA Plan investing in the capital securities, such “plan assets” would include an undivided interest in the assets held by the trust. In such event, transactions involving such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code. The fiduciary of an investing ERISA Plan should determine whether, under these circumstances, transactions involving the assets of the trust, including the investment of the trust’s assets in the junior subordinated debt securities, would be in compliance with the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Each investing Plan, by purchasing or holding the capital securities (or any interest therein), will be deemed to have directed the institutional trustee to invest the assets of the trust in the junior subordinated debt securities.

Certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the capital securities (or junior subordinated debt securities) were acquired with “plan assets” of the ERISA Plan or the assets of the trust were deemed to be “plan assets” of ERISA Plans investing in the trust. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of subsidiaries, extensions of credit between us and the trust (or the ERISA Plan), including the junior subordinated debt securities and the guarantees, could be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The DOL has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities. Those class exemptions include:

•	PTCE 96-23 (for certain transactions determined by in-house asset managers);

•	PTCE 95-60 (for certain transactions involving insurance company general accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the capital securities. Because of the possibility that direct or indirect prohibited transactions could occur as a result of the purchase, holding or disposition of the capital securities (or the junior subordinated debt securities) the capital securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding capital securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the capital securities on behalf of or with “plan assets” of any Plan; or

•	your purchase, holding and disposition of capital securities (or junior subordinated debt securities) will not violate any applicable Similar Laws and will not result in a non-exempt prohibited transaction under ERISA or the Code by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences of its purchase, holding and disposition of the capital securities and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in capital securities, and the considerations discussed above, to the extent applicable.

Nothing herein shall be construed as, and the sale of capital securities to a Plan is in no respect, a representation by us or the underwriters that any investment in the capital securities would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

Capital One Financial Corporation, the trust and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the capital securities. In the underwriting agreement, the trust has agreed to sell to each underwriter, and each underwriter has agreed to purchase from the trust, the number of capital securities set forth opposite its name below:

Name	Liquidation Amount of Capital Securities
J.P. Morgan Securities Inc.	$162,500,000
Citigroup Global Markets Inc.	$162,500,000
Lehman Brothers Inc.	$162,500,000
Banc of America Securities LLC	$40,625,000
Barclays Capital Inc.	$40,625,000
Deutsche Bank Securities Inc.	$40,625,000
Wachovia Capital Markets, LLC	$40,625,000

Total	$650,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the capital securities from the trust, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the capital securities if any are purchased.

The underwriters have advised us that they propose to offer the capital securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $5.50 per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $3.50 per capital security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In view of the fact that the trust is using the proceeds from the sale of the capital securities to purchase the junior subordinated debt securities, Capital One Financial Corporation has agreed that:

•	we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $12.50 per capital security; and

•	we will pay our expenses and the expenses of the trust related to this offering, which we estimate will be approximately $300,000.

In addition, we and the trust have agreed:

•	to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act; and

•	that until the closing of the sale of the capital securities, we will not, without the consent of the underwriters, offer or sell any securities of the trust or Capital One Financial Corporation that are substantially similar to the capital securities.

Furthermore, each underwriter has represented, warranted and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the capital securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the capital securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the capital securities to the public in that Relevant Member State at any time to (i) legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the trust of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this paragraph, the expression an “offer of the capital securities to the public” in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the capital securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. Offers and sales of capital securities will be made only to (i) “qualified institutional buyers”, as defined in Rule 144A under the Securities Act; (ii) institutional “accredited investors”, as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act or (iii) individual “accredited investors”, as defined in Rule 501(a)(4)-(6) of Regulation D under the Securities Act, for whom an investment in non-convertible investment grade preferred securities is appropriate. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

In connection with this offering, J.P. Morgan Securities Inc. may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the capital securities in the open market for the purpose of pegging, fixing or maintaining the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the capital securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the capital securities to be higher than it would otherwise be in the absence of those transactions. If J.P. Morgan Securities Inc. engages in stabilizing, syndicate covering transactions or penalty bids it may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business. In March 2006, we signed a definitive agreement to acquire North Fork, a regional bank holding company organized under the laws of Delaware, in a stock and cash transaction valued on March 10, 2006 at approximately $14.6 billion, for which J.P. Morgan Securities Inc. served as one of our financial advisers.

The trust will deliver the capital securities to the underwriters at the closing of this offering when the underwriters pay the trust the purchase price of the capital securities. The underwriting agreement provides that the closing will occur on August 1, 2006, which is four business days after the date of this prospectus supplement. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise.

CERTAIN LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP will pass upon certain legal matters in connection with the capital securities and Richards, Layton & Finger, P.A. will pass upon certain matters in connection with Delaware law. The validity of the junior subordinated debt securities will be passed upon for the underwriters by Morrison & Foerster LLP. Sullivan & Cromwell LLP acted as special structuring counsel and also advised Capital One Financial Corporation as to certain United States federal income taxation matters.

WHERE YOU CAN FIND MORE INFORMATION

This accompanying prospectus is part of a registration statement (File No. 333-133943) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 2, 2006 and an Amendment to the Annual Report on Form 10-K/A, filed on April 12, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 4, 2006;

•	our Current Reports on Form 8-K filed on January 9, 2006, January 19, 2006, February 16, 2006, March 13, 2006, March 16, 2006, April 20, 2006, May 3, 2006, May 12, 2006, June 12, 2006 and July 20, 2006;

•	our Current Report on Form 8-K filed on May 16, 2006, which incorporates preliminary unaudited pro forma condensed combined financial information giving effect to the merger with North Fork;

•	our Current Report on Form 8-K filed on May 19, 2006, incorporating certain consolidated financial statements of North Fork;

•	our definitive proxy statement[1] filed on March 23, 2006; and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

[1]	The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Schedule 14A promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus supplement.

PROSPECTUS

Capital One Financial Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Capital One Capital II

Capital One Capital III

Capital One Capital IV

Trust Preferred Securities

Fully and unconditionally guaranteed, as described in this prospectus, by

Capital One Financial Corporation

Capital One Financial Corporation from time to time may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, common stock and purchase contracts, either individually or in units. Capital One Capital II, Capital One Capital III and Capital One Capital IV from time to time may offer to sell trust securities and use the proceeds of these sales to purchase junior subordinated debt securities from Capital One Financial Corporation.

We will provide specific terms of these securities in supplements to this prospectus.

You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2006.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation, and “trust” or “trusts” refer to one or all of the trusts.

This prospectus is part of a registration statement (No. 333-133943) that we and the trusts have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we and the trusts may issue and sell. Each time we or the trusts issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	we face intense competition, including competitive product and pricing pressures, from many other providers of credit cards and other consumer financial products and services, in all of our markets, including in our credit card activities, auto financing, small business lending, home lending and installment loan activities as well as in our international markets;

•	we face strategic risks in sustaining our growth and pursuing diversification;

•	we may experience increased delinquencies and credit losses, including due to customers’ bankruptcies;

•	we face risk from economic downturns;

•	reputational risk and social factors may impact our results;

•	we face risk related to the strength of our operational, technology and organizational infrastructure;

•	we may face limited availability of financing, variation in our funding costs and uncertainty in our securitization financing;

•	we may experience changes in our debt ratings;

•	we face exposure from our unused customer credit lines;

•	we face market risk of interest rate and exchange rate fluctuations;

•	we face the risk of a complex and changing regulatory and legal environment, including changes in law, changes in fiscal, monetary, regulatory and tax policies and concerning the gaining of regulatory approvals when required;

•	fluctuations in our expenses and other costs may hurt our financial results;

•	we face risks related to acquisitions and integrations of acquired businesses; and

•	other factors listed from time to time in reports we file with the SEC, including, but not limited to, factors set forth under the caption “Risk Factors” in any prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2005.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

We caution you that any such forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 2, 2006, and an Amendment to the Annual Report on Form 10-K/A, filed on April 12, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 4, 2006;

•	our Current Reports on Form 8-K filed on January 9, 2006, January 19, 2006, February 16, 2006, March 13, 2006, March 16, 2006 and April 20, 2006;

•	our definitive proxy statement[1] filed on March 23, 2006; and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

[1]	The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Schedule 14A promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the trusts have authorized anyone else to provide you with different information. Neither we nor the trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our common stock is listed on the New York Stock Exchange under the symbol “COF”. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges:
Including Interest on Deposits	2.96	2.65	2.37	2.31	2.13	1.98	1.87
Excluding Interest on Deposits	5.87	4.68	4.20	3.99	3.59	3.19	2.89

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative. As of the date of this prospectus, we have no preferred stock outstanding and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business, including the reduction of short–term debt, possible acquisitions, investments in, or extensions of credit to, our subsidiaries and investments in securities. Each of the trusts will invest all proceeds received from the sale of its trust preferred and common securities to acquire a series of corresponding junior subordinated debt securities issued by us, which we call the “junior subordinated debt securities.”

We may temporarily invest any funds not required immediately for purposes described above in short-term marketable securities. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings (in addition to our funding activities in the ordinary course of business) of a character and amount to be determined as the need arises. For current information, look at our current filings with the SEC. See “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue and sell debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities and the subordinated debt securities will be issued under one or more separate indentures between us and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee, or another indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, and in some cases pursuant to a supplemental indenture thereto. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of the senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part and have been qualified or will be qualified as indentures under the Trust Indenture Act of 1939, as amended, or the Trust

Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of the date of this prospectus, we have a total of $2,287,500,000 in aggregate principal amount of debt securities outstanding under the senior indenture.

As of the date of this prospectus, we have not issued any series of debt securities under the subordinated indenture.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including the Bank and the Savings Bank, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. The Bank and the Savings Bank are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which the Bank and the Savings Bank may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•	the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•	the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal or, premium, if any, interest and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•	whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•	if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•	the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal, premium, if any, interest or additional amounts, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•	whether the amount of payments of principal of, premium, if any, interest on, or additional amounts, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•	whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•	Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007)

•	The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•	neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•	we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005)

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinate indenture, we agree to the following:

•	Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•	the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities of from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes (1) the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

•	the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•	immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•	either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or other securities will be entitled to convert the debt securities under some circumstances. The terms of any conversion will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amounts payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•	failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•	in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

•	in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal, premium or interest or any additional amounts or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•	reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•	change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•	reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “—Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•	to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•	to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•	either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•	we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, any premium, if any, interest, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•	in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•	in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the terms and provisions of the trust preferred securities summarizes the general terms that will apply to each series of trust preferred securities. The applicable prospectus supplement will describe the specific terms of the series of trust preferred securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities. The institutional trustee will act as trustee for each series of trust preferred securities under the applicable declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable declaration of trust and those made part of such declaration of trust by the Trust Indenture Act. This following description is not complete, and we refer you to the declaration of trust for each trust, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

General

Each declaration of trust authorizes the trustees of the applicable trust to issue common securities and trust preferred securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

Each declaration of trust does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each declaration of trust, the institutional trustee will hold title to the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

Each series of trust preferred securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those trust preferred securities. These terms will be substantially the same as the terms of the corresponding junior subordinated debt securities.

We will guarantee the trust preferred securities to the extent described in the applicable prospectus supplement. The trust preferred securities guarantee agreement executed for the benefit of the holders of the trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust preferred securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when a trust does not have funds available to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

When a trust issues a series of trust preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of trust preferred securities. Those terms may include the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation amount of each trust preferred security;

•	the annual distribution rate (or method of determining that rate) for the trust preferred securities and the dates upon which those distributions will be payable;

•	whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•	whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions will be cumulative;

•	the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period within which, and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which the trust preferred securities will be issuable;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities as a condition to a specified action or amendment to the relevant declaration of trust;

•	whether the trust preferred securities will be convertible into or exchangeable for our common stock or preferred stock to the same extent and on the same terms as the underlying junior subordinated debt securities held by the trust, if applicable;

•	whether any remarketing or extension features will apply to the trust preferred securities; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

Distributions

When this prospectus refers to any payment of distributions, distributions include any interest payable unless otherwise stated. When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Distributions will be cumulative, will accumulate from the original issue date (unless otherwise specified in the prospectus supplement) and will be payable on the dates specified in the prospectus supplement. The distribution rate and the distribution dates and other payment dates for the trust preferred securities will correspond to the interest rate and distribution dates and other payment dates on the related junior subordinated debt securities.

Deferral of Distributions. If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debt securities for an extension period of up to the number of consecutive interest payment periods specified in the applicable prospectus supplement as described under “Description of the Junior Subordinated Debt Securities—Option to Extend Interest Payment Period.” Distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement during any extension period.

Redemption

Unless otherwise provided in the applicable prospectus supplement, a trust may not redeem its trust preferred securities, except upon the occurrence of a special event, until the optional redemption date specified in such prospectus supplement. On or after such date, or upon the occurrence of a special event, upon any permitted redemption by us of any junior subordinated debt securities, the applicable trust will apply the proceeds from such redemption to redeem the corresponding trust preferred securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debt securities redeemed. The redemption price for any trust preferred securities so redeemed will be equal to their liquidation amount plus any accumulated and unpaid distributions on the securities redeemed to the date of redemption. A special event will result from certain changes in law or interpretation that will be described in the applicable prospectus supplement, which may include changes in tax, investment company or bank regulatory law or interpretation.

Except to the extent described under “—Ranking of Common Securities” below, the trust preferred securities and the common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding. If required, we will obtain the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, before exercising the redemption rights described in the preceding paragraph. The specific procedures relating to the redemption of the trust preferred securities are set forth below.

Redemption Procedures

Because the trust preferred securities will be issued in the form of global securities held by The Depository Trust Company, or DTC, the following description relates to the procedures applicable to global securities. Please read “Book-Entry Procedures and Settlement” for more information about global securities.

The institutional trustee will give each holder of trust preferred securities at least 30, but not more than 60 days’ notice of any redemption of trust preferred securities of such series, which notice will be irrevocable. If the institutional trustee gives a notice of redemption of the trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, unless otherwise specified in the applicable prospectus supplement, the institutional trustee will deposit irrevocably with DTC or its nominee, funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption or repayment of the corresponding junior subordinated debt securities. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities.

If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the trust preferred securities called for redemption and all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to a guarantee as described under “Description of the Trust Preferred Guarantees,” distributions on such trust preferred securities will continue to accrue at the distribution rate for such trust preferred securities, unless otherwise specified in the applicable prospectus supplement, from the redemption date originally established by the applicable trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution or exchange of junior subordinated debt securities to holders of trust preferred securities shall be made to the applicable record holders thereof as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day before the redemption date or liquidation date, as applicable, so long as the securities are in book-entry form.

If a trust redeems less than all of its trust securities on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the trust securities. In the case of trust preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee.

Distribution of the Junior Subordinated Debt Securities

Unless stated otherwise in the applicable prospectus supplement, we will have the right at any time to elect to dissolve a trust by causing the junior subordinated debt securities it holds to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. If we elect to dissolve a trust, the junior subordinated debt securities will be distributed to the holders of related trust securities in exchange therefor, and thereupon the trust shall dissolve.

If the applicable junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will attempt to cause the junior subordinated debt securities to be listed on the New York Stock Exchange or on such other exchange as the trust preferred securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of any trust:

•	the trust preferred securities of such trust will no longer be deemed to be outstanding;

•	the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities until such certificates are presented to us or our agent for transfer or reissue.

There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Liquidation Distribution Upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of a trust, the holders of the trust preferred securities will be entitled to receive the stated liquidation amount of their securities plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the trust preferred securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities outstanding at such time. See “—Distribution of the Junior Subordinated Debt Securities” above.

If this distribution can be paid only in part because a trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro-rata basis, except as set forth below under “—Ranking of Common Securities.”

Pursuant to the applicable declaration of trust, a trust will dissolve:

(1)	unless earlier dissolved, on the expiration of the term of such trust;

(2)	upon the bankruptcy of us or the holder of the common securities;

(3)	upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or us or (b) the revocation of the charter of the holder of common securities or of our charter and the expiration of 90 days after the date of such action without a reinstatement thereof;

(4)	upon the distribution of junior subordinated debt securities to holders of trust preferred securities after an election by us to make such a distribution and dissolve the trust;

(5)	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust;

(6)	before the trust issues any trust securities, with the consent of the administrative trustees and the Corporation; or

(7)	upon the redemption of all the trust securities of such trust.

Ranking of Common Securities

In connection with the issuance of trust preferred securities, each trust will also issue a series of common securities to us. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable declaration of trust relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a declaration of trust resulting from an event of default under the junior subordinated indenture, we as holder of the trust’s common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated, as described under “—Declaration Defaults” below.

Declaration Defaults

An “indenture default” is a default under a junior subordinated indenture and also constitutes a “declaration default,” which is an event of default under a declaration of trust relating to the trust securities. Pursuant to each declaration of trust, any holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the trust preferred securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee as to matters under the applicable declaration of trust, and therefore the junior subordinated indenture. If any declaration default relating to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the applicable declaration of trust, such waiver will also constitute a waiver of such declaration default relating to the common securities for all purposes under the applicable declaration of trust without any further act, vote or consent of the holders of common securities. See “—Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue us to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration of trust to the extent of any payment made by us to such holder of trust preferred securities in such direct action. This means that we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default, as described under “Description of the Junior Subordinated Debt Securities—Indenture Events of Default,” the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the junior subordinated indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

The Corporation and each trust are each required to file annually with the institutional trustee an officers’ certificate as to their compliance with all conditions and covenants under the applicable declaration of trust.

Merger, Consolidation and Amalgamation

A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. A trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)	such successor entity either:

(a)	expressly assumes all of the obligations of the trust under the trust securities; or

(b)	substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)	we, as issuer of the junior subordinated debt securities, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3)	immediately following such merger, consolidation, amalgamation or replacement, the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted, if any;

(4)	such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, the trust has received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that:

(a)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, or the Investment Company Act; and

(c)	following such merger, consolidation, amalgamation or replacement, the trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8)	we guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Voting Rights

Except as described in this prospectus under “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and except as provided under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, or any successor legislation, or the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the trust securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee, as holder of the junior subordinated debt securities, to:

(1)	direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the junior subordinated debt securities;

(2)	waive any past indenture default that may be waived under the junior subordinated indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the corresponding junior subordinated debt securities; or

(4)	consent to any amendment, modification or termination of the junior subordinated indenture where such consent is required.

If a default under a junior subordinated indenture has occurred, we, as holder of the common securities of the applicable trust, will be restricted in our ability to direct the institutional trustee, as described under “—Declaration Defaults” above.

The institutional trustee is required to notify all holders of the trust preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the junior subordinated indenture for any amendment, modification or termination of the junior subordinated indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the junior subordinated indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the trust preferred securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of trust preferred securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute junior subordinated debt securities in accordance with the declaration of trust.

Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any trust preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the trust preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, these trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

Amendment of Declarations of Trust

The administrative trustees may generally amend a declaration of trust without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the rights, privileges or preferences of any holder of trust preferred securities. In particular, the administrative trustees may amend a declaration of trust to:

•	cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of such declaration of trust;

•	modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•	add to our covenants, restrictions or obligations;

•	maintain the qualification of such declaration of trust under the Trust Indenture Act; or

•	modify, eliminate or add to any provision of such declaration of trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be affected.

If any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities of the trust, whether by way of amendment to the declaration or otherwise; or

(2)	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the trust securities of such trust, voting together as a single class, will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities of the trust, voting together as a single class. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to a declaration of trust if such amendment or modification would:

•	cause the applicable trust to be classified for United States federal income tax purposes as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

•	cause the applicable trust to be deemed an “investment company” which is required to be registered under the Investment Company Act.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates as specified under “Book-Entry Procedures and Settlement.”

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, to the institutional trustee and to us. In the event that the institutional trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the administrative trustees, or an agent designated by the administrative trustees for a trust will act as registrar and transfer agent for the trust preferred securities issued by that trust.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Institutional Trustee

The institutional trustee for each trust holds title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust’s trust securities. In that capacity, the institutional trustee has the power to exercise all rights, power and privileges as a holder under the junior subordinated indenture pursuant to which the junior subordinated debt securities are issued. In addition, the institutional trustee has exclusive control of a segregated non interest bearing account of the trust, in which all payments made on the junior subordinated debt securities will be held for the benefit of the holders of the applicable trust preferred securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities out of funds in that account.

Prior to the occurrence and during the continuance of an event of default under the applicable declaration of trust, the institutional trustee will undertake to perform only such duties as are specifically set forth in the applicable declaration of trust. After a default, the institutional trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs.

However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

If no declaration default has occurred and is continuing and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities are entitled under such declaration of trust to vote, then the institutional trustee will take such action as is directed by us and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the institutional trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The administrative trustees for any trust are authorized and directed to conduct the affairs of and to operate that trust in such a way that it:

•	will not be required to register as an “investment company” under the Investment Company Act;

•	will not cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes; and

•	cooperates with us to cause the junior subordinated debt securities held by that trust to be treated as indebtedness of ours for United States federal income tax purposes.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The declarations of trust will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following description of the terms and provisions of our junior subordinated debt securities summarizes the general terms that will apply to each series of junior subordinated debt securities that will be issued and sold by us and purchased by the trust that issues the corresponding series of trust preferred securities. Each prospectus supplement will describe the specific terms of the series of trust preferred securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, each time a trust issues a series of trust preferred securities, we will issue a new series of junior subordinated debt securities. Each series of junior subordinated debt securities will be issued under a corresponding indenture between us and the indenture trustee, as may be supplemented from time to time by one or more supplemental indentures (each, a “junior subordinated indenture”). There is no limit on the aggregate principal amount of junior subordinated debt securities we may issue, and we may issue the junior subordinated debt securities from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors. Each purchaser should read the applicable junior subordinated indenture for additional information before purchasing any trust preferred securities.

General

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities and common securities that the applicable trust issues. The trust will use the proceeds of the issuance and sale of the trust securities to purchase the corresponding junior subordinated debt securities from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debt securities will correspond to the distribution payment provisions of the corresponding series of trust preferred securities.

Each series of junior subordinated debt securities will be unsecured and, unless stated otherwise in the applicable prospectus supplement, will rank equally with all of our other series of junior subordinated debt securities. Each series of junior subordinated debt securities, will be subordinated to all of our existing and future “Senior Indebtedness,” as such term is defined in the applicable prospectus supplement.

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities owned by that trust may be distributed to the holders of trust preferred securities in liquidation of that trust, provided that any required regulatory approval is obtained.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. The terms will include some or all of the following:

•	the title and type of the junior subordinated debt securities of the series, which will distinguish the junior subordinated debt securities of the series from all other junior subordinated debt securities;

•	any limit on the total principal amount of the junior subordinated debt securities of that series;

•	the price at which the junior subordinated debt securities will be issued;

•	the date or dates on which the principal of and any premium on the junior subordinated debt securities will be payable;

•	the maturity date or dates of the junior subordinated debt securities or the method by which those dates can be determined;

•	if the junior subordinated debt securities will bear interest:

•	the interest rate on the junior subordinated debt securities or the method by which the interest rate may be determined;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	the date from which interest will accrue;

•	the record and interest payment dates for the junior subordinated debt securities; and

•	the circumstances under which we may defer interest payments;

•	any remarketing or extension features of the junior subordinated debt securities;

•	the place or places where:

•	payments of principal of and premium, if any, and interest on the junior subordinated debt securities of the series will be payable;

•	the junior subordinated debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the junior subordinated debt securities and under the applicable junior subordinated indenture;

•	the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, repay or purchase the junior subordinated debt securities of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debt securities of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	any sinking fund provisions that would obligate us to redeem the junior subordinated debt securities before their final maturity;

•	whether the junior subordinated debt securities will be convertible into or exchangeable for shares of common stock or shares of preferred stock and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock, the terms of such preferred stock;

•	the additions or changes, if any, to the applicable junior subordinated indenture regarding the junior subordinated debt securities of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debt securities of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the denominations in which any junior subordinated debt securities of the series will be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities of the series will be payable, or in which the junior subordinated debt securities of the series will be denominated;

•	any circumstances under which the junior subordinated debt securities may be paid in a currency other than the currency in which the junior subordinated debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Satisfaction and Discharge” apply to the junior subordinated debt securities;

•	any events of default which will apply to the junior subordinated debt securities in addition to those contained in the applicable junior subordinated indenture and any events of default contained in the applicable junior subordinated indenture which will not apply to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debt securities;

•	any additions or changes to or deletions of the covenants contained in the applicable junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether any junior subordinated debt securities of the series will be issuable in whole or in part in the form of one of more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•	whether the junior subordinated debt securities of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debt securities of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•	the identity of the security registrar and paying agent for the junior subordinated debt securities if other than the institutional trustee;

•	any special tax implications of the junior subordinated debt securities;

•	any special provisions relating to the payment of any additional amounts on the junior subordinated debt securities;

•	the terms of any securities being offered together with or separately from the junior subordinated debt securities;

•	the terms and conditions of any obligation or our right or the right of a holder to convert or exchange the junior subordinated debt securities into trust preferred securities or other securities; and

•	any other terms of the junior subordinated debt securities.

Whenever the term “holder” is used in this prospectus with respect to a registered junior subordinated debt security, it refers to the person in whose name such junior subordinated debt security is registered in the security register.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debt securities will be subordinated and junior in right of payment to all our existing and future Senior Indebtedness (as such term is defined in the applicable prospectus supplement).

This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment.

Conversion or Exchange

The terms on which a series of junior subordinated debt securities may be convertible or exchangeable into trust preferred securities, our common stock, preferred stock or other securities will be set forth in the applicable prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities shall be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Redemption

Unless stated otherwise in the accompanying prospectus supplement, we shall have the right to redeem junior subordinated debt securities as described above under “Description of the Trust Preferred Securities—Redemption.” The redemption price for any junior subordinated debt securities so redeemed will equal any accrued and unpaid interest to the redemption date, plus 100% of the outstanding principal amount, unless the applicable prospectus supplement states differently.

Option to Extend Interest Payment Period

If provided in the applicable prospectus supplement, we will have the right from time to time to defer interest payments by extending the interest payment period for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit a deferral of interest payments will be described in the applicable prospectus supplement.

If the institutional trustee is the sole holder of the series of junior subordinated debt securities for which we are deferring interest, we will give the administrative trustees and the institutional trustee notice of our selection of an extension period at least one business day prior to the earlier of:

(1)	the date distributions on the corresponding trust preferred securities would be payable, if not for such extension period, or

(2)	the date the administrative trustees of the applicable trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the corresponding trust preferred securities of the record date or the date such distributions would be payable, if not for such extension period, but in any event at least one business day prior to such record date.

The administrative trustees will give notice of our selection of such extension period to the holders of the corresponding trust preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities for which we are deferring interest, we will give the holders of the junior subordinated debt securities notice of our selection of the extension period ten business days prior to the earlier of:

(1)	the next succeeding interest payment date; or

(2)	the date upon which we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment.

Indenture Events of Default

Each junior subordinated indenture will provide that the following are indenture events of default relating to the junior subordinated debt securities:

(1)	failure to pay in full interest accrued (including any interest accrued on deferred payments) on any junior subordinated debt security upon the conclusion of a period of consecutive interest payment periods (such period to be stated in the applicable prospectus supplement) commencing with the earliest quarterly or semi-annual period for which interest has not been paid in full and continuance of such failure to pay for a period of 30 days;

(2)	the applicable trust shall have voluntarily or involuntarily dissolved, would-up its business or otherwise terminated its existence except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all outstanding trust preferred securities, or (iii) certain mergers, consolidations or amalgamations;

(3)	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee; or

(4)	any other indenture event of default that may be specified for the junior subordinated debt securities of a series when that series is created.

If any indenture event of default shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any accrued and unpaid interest (including any additional amounts, as defined in the applicable prospectus supplement), and any other amounts payable under the junior subordinated indenture to be immediately due and payable. The indenture trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities.

Indenture Defaults

Each junior subordinated indenture will provide that the following are “indenture defaults” relating to the junior subordinated debt securities:

(1)	an indenture event of default, as described above;

(2)	a default in the payment of the principal of, or premium, if any, on any junior subordinated debt security when payable, whether at its final maturity or upon redemption or otherwise;

(3)	a default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

(4)	a default by us for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust securities in liquidation or redemption of their interests in the trust upon a special event, (ii) the redemption of all of the outstanding trust preferred securities of such trust or (iii) certain mergers, consolidations or amalgamations of the trust.

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are also indenture events of default, as defined above. An indenture default will also constitute a declaration default. The holders of trust preferred securities in limited circumstances will have the right to direct the indenture trustee to exercise their rights as the holders of the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest or extension of interest payment period on the junior subordinated debt securities made in accordance with any interest deferral provisions of the corresponding prospectus supplement will not constitute a default under any junior subordinated indenture.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Enforcement of Rights by Holders of Trust Preferred Securities

If a default occurs under any junior subordinated indenture and that default is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debt securities when due, then if the junior subordinated debt securities are held by a trust, a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Consolidation, Merger and Sale of Assets

Each junior subordinated indenture will provide that we will not consolidate or merge with another corporation or convey, transfer or lease our assets substantially as an entirety unless:

•	the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest (including additional amounts) on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the junior subordinated indenture on our part;

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•	we have delivered to the indenture trustee an officer’s certificate stating that such merger, conveyance, transfer or lease and any supplemental junior subordinated indenture will comply with the terms of the junior subordinated indenture.

Upon any such consolidation, merger, conveyance, transfer or lease, the successor corporation shall succeed to and be substituted for us under the junior subordinated indenture. Thereafter we shall be relieved of all obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Merger, Consolidation or Amalgamation” above.

Certain Covenants

Unless stated otherwise in the applicable prospectus supplement, so long as any trust has trust preferred securities outstanding, we will covenant in each junior subordinated indenture to:

(1)	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor succeeds to our ownership of the common securities;

(2)	not voluntarily dissolve, wind-up or terminate the trust, except in connection with:

(a)	a distribution of junior subordinated debt securities; or

(b)	mergers, consolidations or amalgamations of the trust permitted by the declaration of trust;

(3)	timely perform our duties as sponsor of the trust; and

(4)	use our reasonable efforts to cause the trust to:

(a)	remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of such trust, or mergers, consolidations or amalgamations of the trust, each as permitted by the declaration of trust of such trust, and

(b)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modifications and Amendments

Without the consent of any holders of junior subordinated debt securities, we and the indenture trustee may through supplemental indentures make certain modifications and amendments to a junior subordinated indenture to add covenants for the benefit of holders of all or any series of junior subordinated debt securities, to add additional defaults, to change or eliminate provisions of such indenture when no junior subordinated debt security of any series created prior thereto is entitled to the benefit of such provision, to cure ambiguities, correct or supplement any defects or inconsistent provisions or make any other provision provided that such cure, correction, supplement or provision does not materially adversely affect the interests of the holders of any junior subordinated debt securities, and for certain other specified purposes.

We and the trustees, with the consent of the holders of at least a majority in aggregate principal amount of the junior subordinated debt securities of a series that are affected by the modification, may modify the applicable junior subordinated indenture or any supplemental indenture affecting that series or the rights of the holders of such junior subordinated debt securities. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1)	change the date on which principal of or interest on such securities is due and payable;

(2)	reduce the rate of interest on such securities;

(3)	reduce the principal amount of such securities or the premium, if any, on such securities;

(4)	change the place any principal, premium or interest is payable;

(5)	change the currency in which any such securities or any interest thereon are payable; or

(6)	impair the right of holders of trust preferred securities to take direct action against us as described under “Description of the Trust Preferred Securities—Declaration Defaults.”

In addition, a junior subordinated indenture may not be amended without the consent of each holder of junior subordinated debt securities affected thereby to modify the subordination of the junior subordinated debt securities issued under that junior subordinated indenture in a manner adverse to the holders of the junior subordinated debt securities.

Satisfaction and Discharge

A junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under such junior subordinated indenture when all junior subordinated debt securities issued under such indenture not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their final maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, subject to prior approval of the Federal Reserve if required, we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debt securities of that series and any other amounts payable under the junior subordinated indenture, and we have provided the indenture trustee with an officer’s certificate and opinion of counsel stating that the applicable terms of the junior subordinated indenture have been complied with.

Book-Entry and Settlement

Unless stated otherwise in the applicable prospectus supplement, if junior subordinated debt securities are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of a trust as a result of the occurrence of a special event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under certain limited circumstances described in the applicable prospectus supplement, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the applicable junior subordinated indenture, of the global security for any purpose under the applicable junior subordinated indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior subordinated indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the applicable trust, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Book-Entry Procedures and Settlement.”

Neither the Corporation, any trust, any paying agent and any other agent we may appoint nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and in either case we fail to appoint a successor depositary within 90 days;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•	there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding junior subordinated debt securities determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Information Regarding the Indenture Trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by any junior subordinated indenture at the request of any holder of the junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

Each junior subordinated indenture will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

Unless stated otherwise in the applicable prospectus supplement, each junior subordinated indenture will provide that we will pay all fees and expenses related to:

(1)	the offering of the junior subordinated debt securities and the corresponding trust securities;

(2)	the organization, maintenance and dissolution of each trust;

(3)	the retention of the trustees; and

(4)	the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of the general terms that apply to the trust preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. Each purchaser should read the applicable trust preferred securities guarantee for additional information before purchasing any trust preferred securities.

References to the “junior subordinated debt securities” owned by a trust means the junior subordinated debt securities issued by us and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the applicable trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available for distributions;

(2)	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

(3)	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities, the redemption of all of the outstanding trust preferred securities, or certain mergers, amalgamations or consolidations, the lesser of:

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

(b)	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions, except to the extent a trust shall have funds available for such payments and shall have not applied such funds to make required payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on its trust preferred securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the trust preferred securities guarantee. See “—Status of the Trust Preferred Securities Guarantees” below. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated indenture under which the related junior subordinated debt securities are issued and the related declaration of trust, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a junior subordinated basis of payments due on the related trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to its common securities to the same extent of the trust preferred securities.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will be unsecured and will rank subordinate and junior in right of payment to all of our Senior Indebtedness in the same manner as our junior subordinated debt securities as set forth in the applicable junior subordinated indenture.

Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under such guarantee without suing any other person or entity. Each trust preferred securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the corresponding junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the applicable trust preferred securities.

Termination of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will terminate:

(1)	upon full payment of the redemption price of all related trust preferred securities of the applicable trust;

(2)	upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities; or

(3)	upon full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation of the trust.

A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under each trust preferred securities guarantee will occur if we fail to make our required payments or perform any of our other obligations under such trust preferred securities guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to a guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantees.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the applicable trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of the related trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

We and or our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under any junior subordinated debt securities, junior subordinated indenture, declaration of trust and guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of any trust’s obligations under its trust preferred securities. If and to the extent that we do not make payments on the junior subordinated debt securities, a trust will not pay distributions or other amounts due on the trust preferred securities. Each guarantee does not cover payment of distributions when a trust does not have sufficient funds to pay such distributions. In such an event, a holder of trust preferred securities may institute an action directly against us to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the trust preferred securities under such trust preferred securities; and

•	each declaration of trust will provide that the applicable trust will not engage in any activity that is not consistent with the limited purpose of such trust.

Notwithstanding anything to the contrary in the applicable junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the applicable guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under the declaration of trust only if a declaration default has occurred and is continuing and is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable.

A default or event of default under any of our Senior Indebtedness will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, our Senior Indebtedness, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the junior subordinated debt securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debt securities would constitute an indenture event of default, but under the subordination provisions, no payment on the junior subordinated debt securities could be made by us unless holders of our Senior Indebtedness are paid in full. See “Description of Junior Subordinated Debt Securities—Subordination” above.

Limited Purpose of Trust

The trust preferred securities will evidence a beneficial interest in a trust, and such trust will be created for the sole purpose of issuing the trust preferred securities and common securities and investing the proceeds thereof in the junior subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debt securities will be that a holder of junior subordinated debt securities will be entitled to receive from us the principal amount of and interest accrued on the junior subordinated debt securities, while a holder of trust preferred securities will be entitled to receive distributions from the trust, including any amounts to be received upon redemption of the trust preferred securities, or amounts received from us under the applicable guarantee, if and to the extent a trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of any trust involving the liquidation of the junior subordinated debt securities, the holders of the trust preferred securities are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust, as provided by applicable law, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon our voluntary or involuntary liquidation or bankruptcy, the institutional trustee, as holder of the junior subordinated debt securities, would be our junior subordinated creditor, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of our common or preferred stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than a trust’s obligations to the holders of the trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or non-cumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

General

Our Restated Certificate of Incorporation authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation and no shares of preferred stock are outstanding. We have designated 1,000,000 shares of the preferred stock as cumulative participating junior preferred stock, which may be issued upon the exercise and conversion of certain “Rights,” as defined below, which are attached to each share of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable and have no preemptive rights. Unless we indicate otherwise in the applicable prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of the preferred stock. You should read the applicable prospectus supplement relating to any series of preferred stock for that series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary referred to under “Description of Depositary Shares,” on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or non-cumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of the Bank and the Savings Bank to pay dividends to the Corporation. The ability of the Corporation, the Bank and the Savings Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including the Bank, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the related prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of December 31, 2005, 302,786,444 shares were issued. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and non-assessable.

The following summary is not complete and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Bylaws for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders, except that directors are elected by a plurality of the votes cast. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

Distribution

Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to holders of common stock.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully below.

The Corporation’s Certificate of Incorporation and Bylaw Provisions

Certain provisions in our Restated Certificate of Incorporation and Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Classified Board of Directors.     Our Board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

•	It will take at least two annual meetings of stockholders, instead of one, to elect a majority of the Board. This delay ensures that our directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the stockholders. However, even if a change in the composition of the Board would be beneficial to us and our stockholders, it will take at least two annual meetings of stockholders to make this change.

•	A classified Board may discourage third-party proxy contests, tender offers or attempts to obtain control of the Corporation. This will happen even if an attempt might be beneficial to us and our stockholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

•	A classified Board discourages accumulations of large blocks of our stock by purchasers whose objective is to take control of the Board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Stockholders therefore might not have opportunities to sell their shares of common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies.    Generally, our Board must consist of between three and seventeen directors and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Bylaws are amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Restated Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of preferred stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent; Special Meetings.    Stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Bylaws, special meetings of stockholders can be called by the Chairman of the Board or by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the Board by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.    Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must also contain certain information described in the Bylaws. You should refer to our Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Bylaws include:

•	the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

•	there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

•	contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations.    Certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of our voting stock, voting together as a single class, including 75% of our voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then outstanding voting stock;

•	is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then outstanding voting stock; or

•	owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non–public transaction or series of non–public transactions.

Liability of Directors; Indemnification.    A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify our officers and directors against lawsuits by third parties to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

Amendments.    The Restated Certificate of Incorporation generally may be amended with a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended with an affirmative vote of the holders at least 80% of the then outstanding voting stock. The Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 80% of the then outstanding voting stock is required. These 80% vote requirements prevent a stockholder with only a majority of the common stock from circumventing the requirements of the Bylaws or certain provisions of the Certificate of Incorporation by simply amending or repealing them.

Rights to Purchase Certain Preferred Shares

Each share of our common stock includes an attached “Right.” The Right entitles a holder of common stock to purchase from us one three-hundredth of a share of our cumulative participating junior preferred stock, or the Junior Preferred Shares, at a price of $200 per one three-hundredth of a share, subject to adjustment. We have initially authorized and reserved 1,000,000 Junior Preferred Shares for issuance upon exercise of the Rights. Because of the nature of the Junior Preferred Shares’ dividend and liquidation rights, the value of the one three-hundredth interest in a Junior Preferred Share that can be purchased on exercise of each Right should approximate the value of one share of common stock. Initially, the Rights are not exercisable and trade automatically with the common stock. The Rights generally become exercisable, however, and separate certificates representing the Rights will be distributed, if any person or group acquires 15% or more of our outstanding common stock or a tender offer or exchange offer is announced for our common stock. Upon such event, provisions would also be made so that each holder of a Right, other than the acquiring person or group, may exercise the Right and receive common stock with a market value of twice the exercise price of the Right. The Rights expire on November 29, 2005, unless earlier redeemed by us at $0.01 per Right. We may only redeem the Rights prior to the time that any person or group acquires 15% of the outstanding common stock. Until the Rights become exercisable, the Rights have no dilutive effect on earnings per share. Prior to exercise, a Right will not create any rights as a stockholder of the Corporation.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board, since we may redeem the Rights prior to the time that a person or group acquires 15% of the outstanding common stock.

Dividend Reinvestment Plan

In 1997, we implemented our dividend reinvestment and stock purchase plan (as amended, the “1997 DRP”). The 1997 DRP provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made with our permission at a discount which will be from 0% to 5%. We also instituted an additional dividend reinvestment and stock purchase plan in 2002 with terms substantially the same as those in the 1997 DRP. We use proceeds from these plans for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Equiserve Trust Company, N.A.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts, obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities, price per share of our common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as it may require.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each purchase contract agreement and, if applicable, collateral arrangements relating to such purchase contracts. An investment in purchase contracts may involve special risks, including risks associated with indexed securities or currency related risks if the purchase contract or the related security is linked to an index or is payable in or linked to a non-U.S. dollar currency.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, each series of debt securities or trust preferred securities will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, as depositary, and will be registered in the name of the depositary or a nominee of the depositary. The depositary will thus be the only registered holder of these debt securities or trust preferred securities and will be considered the sole owner of the securities for purposes of the senior or subordinated indenture or the applicable declaration of trust.

The depositary has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants deposit with it. The depositary also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of The Depository Trust Company’s direct participants, by members of certain other subsidiaries of The Depository Trust & Clearing Corporation and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

Upon the issuance of the global securities evidencing a series of debt securities or trust preferred securities, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities or trust preferred securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by the depositary or its nominee (with respect to participants) and the records of participants (with respect to persons who hold their interests through participants). The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers.

So long as the depositary, or its nominee, is the registered holder of any global securities, the depositary or its nominee will be considered the sole owner or holder of the debt securities or trust preferred securities represented by those global securities for all purposes under the applicable indenture or declaration of trust. Except as set forth below, owners of beneficial interests in the global securities will not be entitled to have debt securities represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. Under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, payment of principal and interest on debt securities, or of distributions on trust preferred securities, that are registered in the name of or held by the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as registered holder of the global securities representing the debt securities or trust preferred securities. Neither we, nor any trust or its trustee, nor any indenture trustee, any paying agent nor the security registrar for the debt securities or trust preferred securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised by the depositary that upon receipt of any payment of principal or interest in respect of the global securities, the depositary will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary or its nominee. Payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related debt securities or trust preferred securities in certificated form and will not be considered the holders of the related debt securities or trust preferred securities for any purpose under the applicable indenture or declaration of trust, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary and if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable indenture or declaration of trust.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

The information in this section about The Depository Trust Company has been provided by The Depository Trust Company for information purposes only. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

THE TRUSTS

The following description summarizes the formation, purposes and material terms of each trust. See “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debt Securities” and “Description of the Trust Preferred Securities Guarantees” for more information on the following:

•	the trust preferred securities to be issued by each trust;

•	the junior subordinated debt securities to be issued by us to each trust and the applicable junior subordinated indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the trust preferred securities; and

•	the relationship among the trust preferred securities, the corresponding junior subordinated debt securities and the guarantees.

Each trust is a statutory trust created under Delaware law pursuant to:

•	a declaration of trust executed by us, as depositor of the Trust, and the Delaware trustee, the institutional trustee and the administrative trustees of such Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust may use this prospectus and the applicable prospectus supplement to offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable trust, which we call “trust preferred securities.” In addition to trust preferred securities offered to the public, each trust will sell common securities representing common beneficial interests in such trust to us and we call these securities “common securities.” All of the common securities of each trust will be owned by us. The common securities and the trust preferred securities are also referred to together as the “trust securities.”

Before trust securities are issued, the original declaration of trust for the relevant trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with the registration statement of which this prospectus forms a part. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of those trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

Each trust will own only the applicable series of corresponding junior subordinated debt securities. The payment terms of the corresponding junior subordinated debt securities will be substantially the same as the terms of that trust’s trust preferred securities. The only source of funds for each trust will be the payments it receives from us on the corresponding junior subordinated debt securities. Each trust will use these funds to make any cash payments due to holders of its trust preferred securities.

The common securities of a trust will rank equally, and payments on them will be made pro rata, with the trust preferred securities of that trust, except that upon the occurrence and continuance of an event of default under a declaration of trust of such trust resulting from an event of default under the applicable junior subordinated indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities of that trust. See “Description of the Trust Preferred Securities—Ranking of Common Securities.” We will acquire common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each trust. The prospectus supplement relating to any trust preferred securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debt securities that we sold to a trust. If this happens, the trust will redeem a like amount of the trust preferred securities that it sold to the public and the common securities that it sold to us.

Under certain circumstances, we may dissolve a trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the related trust preferred securities. If this happens, owners of the trust preferred securities will no longer have any interest in such trust and will own only the corresponding junior subordinated debt securities we issued to the trust.

Unless otherwise specified in the applicable prospectus supplement:

•	each trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the common securities;

•	the trustees for each trust will be The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee and the administrative trustees, who will be employees or officers of the Corporation or an affiliate of ours. The Bank of New York, as institutional trustee, will act as sole indenture trustee under each declaration of trust for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the guarantees and the applicable junior subordinated indenture;

•	if an event of default under the declaration of trust for a trust has occurred and is continuing, the holders of a majority in liquidation amount of the related trust preferred securities will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee for such trust;

•	under all circumstances, only the holder of the common securities has the right to vote for, appoint, remove or replace the administrative trustees;

•	the duties and obligations of each trustee are governed by the applicable declaration of trust; and

•	we will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is located at 1680 Capital One Drive, McLean, Virginia 22102, and the telephone number for each trust is (703) 720-1000.

CERTAIN LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP and either the Corporation’s Chief Counsel or its Deputy General Counsel will pass upon certain legal matters in connection with the securities and Richards, Layton, & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Morrison & Foerster, LLP will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements of Capital One Financial Corporation appearing in Capital One Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Capital One Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$650,000,000

Capital One Capital III

$1,000 Liquidation Amount

7.686% Capital Securities

Fully and unconditionally guaranteed,

as described in this prospectus supplement, by

PROSPECTUS SUPPLEMENT

July 26, 2006

JPMorgan

Citigroup

Lehman Brothers

Banc of America Securities LLC

Barclays Capital

Deutsche Bank Securities

Wachovia Securities